                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                 A Stock Company   Home Office Location: 900 Cottage Grove Road
                                                         Bloomfield, Connecticut

         MAILING ADDRESS: CIGNA INDIVIDUAL INSURANCE
                          ANNUITY & VARIABLE LIFE SERVICE CENTER - ROUTING S249 HARTFORD, CT 06152-2249


The Company agrees with the Owner to provide the benefits in this contract.

RIGHT TO EXAMINE CONTRACT. The contract may be returned to the individual through whom it was purchased or to the Company within 10 days after its receipt (20 days after its receipt where required by law for a contract issued in replacement of another contract). If the contract is so returned, it will be deemed void from the Date of Issue, and the Company will refund the Premium Payment(s) as provided plus or minus any investment gains or losses under the contract as of the date the returned contract is received by the Company, unless required otherwise by law.

The contract is issued and accepted subject to the terms set forth on this page and on the following pages which are made a part of the contract. In consideration of the Premium Payment(s) as provided, this contract is executed by Connecticut General Life Insurance Company as of its Date of Issue.


                                               /s/ Thomas C. Jones

                                                     PRESIDENT
     Registrar


PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO THE OWNER, INCLUDING WITHDRAWALS AND TRANSFERS. PAYMENTS MADE FROM THE FIXED ACCOUNT PURSUANT TO AN ELECTION WHICH BECOMES EFFECTIVE AT THE END OF A GUARANTEED PERIOD AND PAYMENTS MADE UNDER THE "ANNUITY BENEFIT" PROVISIONS ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT. PAYMENTS MADE UNDER THE "DEATH BENEFIT" PROVISIONS ARE NOT SUBJECT TO ANY MARKET VALUE ADJUSTMENT.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

USE OF CONTRACT. This contract is available for retirement and deferred compensation plans some of which may qualify for special tax treatment under various sections of the Internal Revenue Code.



             FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT
             WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

          THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY
                        READ YOUR CONTRACT CAREFULLY.

                               TABLE OF CONTENTS

CONTRACT SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SCHEDULE OF CHARGES, EXPENSES AND FEES . . . . . . . . . . . . . . . . . . .  7

DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

PREMIUM PAYMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Premium Payments
     Allocation of Premium Payments
     Annuity Account Continuation
     Minimum Value Requirements

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS . . . . . . . . . . . . . . 11
     Owner
     Rights of Owner
     Transfer of Ownership
     Assignment
     Beneficiary
     Change of Beneficiary

FIXED AND VARIABLE ACCOUNTS PROVISIONS . . . . . . . . . . . . . . . . . . . 12
     Fixed Account and Sub-Accounts
     Variable Account and Sub-Accounts
     Investment Risk
     Investments of the Variable Account Sub-Accounts
     Substituted Securities

CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS  . . . . . . . . . . . 13
     Part A - Fixed Account Value
              Guaranteed Periods
              Guaranteed Interest Rates
              Fixed Accumulation Value
              Minimum Surrender Value
     Part B - Variable Account Value
              Acquisition and Redemption of Variable Accumulation Units Variable Accumulation Unit Value
              Variable Accumulation Value
              Net Investment Factor
     Part C - General
              Annuity Account
              Transfer Privilege
              Annuity Account Fee

CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE
ADJUSTMENT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Cash Withdrawals
     Withdrawal Charges
     Market Value Adjustment

                                                                              3
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                        TABLE OF CONTENTS (CONTINUED)


PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS . . . . . . 18
     Penalty-Free Partial Withdrawals or Transfers
     Full or Partial Withdrawals and Transfers at the End of a
       Guaranteed Period
     Waiver of Withdrawal Charge and Market Value Adjustment on
       Death or Annuity Date
     Penalty-Free Annuitization

BENEFIT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Annuity Benefit
     Annuity Date
     Election and Effective Date of Election with Respect to Annuity Benefit Determination of Amount
     Income Payment Benefits
     Death Benefit
     Election and Effective Date of Election with Respect to Death Benefit Payment of Death Benefit
     Amount of Death Benefit

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     The Contract
     Modification of Contract
     Non-Participation
     Loans
     Determination of Values
     Endorsement of Income Payments
     Misstatement of Age
     Claims of Creditors
     Periodic Reports

Followed by Optional Methods of Settlement and any Riders

Note:  Pages 4, 6 and 8 are intentionally "blank."
                                                                              4
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                            CONTRACT SPECIFICATIONS

   ANNUITANT(S)   JOHN DOE                    SPECIMEN      CONTRACT NUMBER

   AGE AT ISSUE   35                      JANUARY 1, 1997    DATE OF ISSUE

                                          JANUARY 1, 2027    ANNUITY DATE

------------------------------------------------------------------------

                    CIGNA ACCRU CHOICEPLUS VARIABLE ANNUITY
FORM                  BENEFIT                                   INITIAL PREMIUM
                                                                  PAYMENT

AN425 FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY                  $50,000
      WITH FIXED AND VARIABLE ACCOUNTS

      INITIAL PREMIUM PAYMENT ALLOCATION                            PERCENTAGE


      FIXED ACCOUNT - SUB-ACCOUNTS
         PERCENTAGE ADJUSTMENT TO INDEX RATE "B": .50%

        INITIAL GUARANTEED PERIOD/INTEREST RATE   1/YEAR /4.55%             10%
        INITIAL GUARANTEED PERIOD/INTEREST RATE   5/YEARS/6.40%              0%
        INITIAL GUARANTEED PERIOD/INTEREST RATE  10/YEARS/6.90%              0%

      VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)

      ALGER AMERICAN FUND
          ALGER AMERICAN GROWTH PORTFOLIO                                   10%
          ALGER AMERICAN LEVERAGED ALLCAP PORTFOLIO                          0%
          ALGER AMERICAN MIDCAP GROWTH PORTFOLIO                             0%
          ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                      0%

      FIDELITY INVESTMENTS
        VARIABLE INSURANCE PRODUCTS FUND
          FIDELITY VIP HIGH INCOME PORTFOLIO                                10%
          FIDELITY VIP EQUITY-INCOME PORTFOLIO                              10%
          FIDELITY VIP OVERSEAS PORTFOLIO                                    0%
        VARIABLE INSURANCE PRODUCTS FUND II
          FIDELITY VIPII INVESTMENT GRADE BONDS PORTFOLIO                    0%
          FIDELITY VIPII CONTRA FUND PORTFOLIO                               0%
        VARIABLE INSURANCE PRODUCTS FUND III
          FIDELITY VIPIII GROWTH OPPORTUNITIES PORTFOLIO                     0%

      MFS VARIABLE INSURANCE TRUST
          MFS TOTAL RETURN SERIES                                            0%
          MFS UTILITIES SERIES                                              10%
          MFS EMERGING GROWTH SERIES                                         0%
          MFS RESEARCH SERIES                                                0%
          MFS GROWTH WITH INCOME SERIES                                     10%

(Continued on Page 5.1)

   ANNUITANT(S)   JOHN DOE                    SPECIMEN      CONTRACT NUMBER

   AGE AT ISSUE   35                      JANUARY 1, 1997    DATE OF ISSUE

                                          JANUARY 1, 2027    ANNUITY DATE

------------------------------------------------------------------------

      NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST ("AMT")
          AMT PARTNERS PORTFOLIO                                             0%
          AMT LIMITED MATURITY BOND PORTFOLIO                               10%

      OCC ACCUMULATION TRUST
          OCC GLOBAL EQUITY PORTFOLIO                                       10%
          OCC MANAGED PORTFOLIO                                             10%
          OCC SMALL CAP PORTFOLIO                                            0%

      CIGNA VARIABLE PRODUCTS GROUP
          CIGNA MONEY MARKET FUND                                           10%

      TOTAL                                                                100%



LIMITATIONS ON TRANSFERS FROM FIXED ACCOUNT: IN EACH CONTRACT YEAR, AN OWNER IS ALLOWED TO MAKE ONE OR MORE TRANSFERS FROM EACH SUB-ACCOUNT, AND THE AMOUNT(S) TRANSFERRED IN AGGREGATE MAY NOT EXCEED MORE THAN [15%] OF THE THEN CURRENT VALUE OF THE APPLICABLE SUB-ACCOUNT(S).

THIS CONTRACT IS FOR USE WITH "CG VARIABLE ANNUITY SEPARATE ACCOUNT II"; A CONNECTICUT GENERAL LIFE INSURANCE COMPANY SEPARATE INVESTMENT ACCOUNT WHICH WAS ESTABLISHED ON JANUARY 25, 1994.

OWNER: THE ANNUITANT

BENEFICIARY: THE PERSON(S) DESIGNATED BY THE OWNER AND RECORDED BY THE COMPANY

MINIMUM SUBSEQUENT PREMIUM PAYMENTS:

      $2,000 PER FIXED ACCOUNT GUARANTEED PERIOD
      $100 PER VARIABLE ACCOUNT SUB-ACCOUNT

                                                                             5A

                    SCHEDULE OF CHARGES, EXPENSES AND FEES

ANNUITY ACCOUNT FEE: The Annuity Account Fee is $35 per Contract Year and will be deducted on the last Valuation Date of each Contract Year. The Annuity Account Fee, however, will be waived for any Contract Year for which the Annuity Account Value equals or exceeds $100,000 as of the last Valuation Date of such Contract Year.

WITHDRAWAL CHARGES: The Withdrawal charges applicable under this contract are as follows.

 Withdrawal Charge
  Against Premium                        Year
 Payment Withdrawn                    Applicable
 -----------------                    ----------
       [7%]            During 1st year since Premium Payment Accepted
       [7%]            During 2nd year since Premium Payment Accepted
       [7%]            During 3rd year since Premium Payment Accepted
       [6%]            During 4th year since Premium Payment Accepted
       [6%]            During 5th year since Premium Payment Accepted
       [5%]            During 6th year since Premium Payment Accepted
       [4%]            During 7th year since Premium Payment Accepted
       [0%]              Thereafter

Each Subsequent Premium Payment will be subject to its own 7-year period.

Any Withdrawal from the Fixed Account prior to the end of a Guaranteed Period may also be subject to a Market Value Adjustment as described on page 17 which may increase, decrease, or have no effect on the applicable account value(s). A Market Value Adjustment would not apply to a withdrawal effective at the end of a Guaranteed Period.

PENALTY-FREE PARTIAL WITHDRAWAL CHARGES: The Withdrawal charges are not applicable to certain partial withdrawals of 15% or less of Premium Payments annually (see page 18). Withdrawal charges and a Market Value Adjustment are not applicable to annuitization of the contract at any time. Withdrawal charges and a Market Value Adjustment are not applicable to payment of the Death Benefit. (See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions.")

ASSET CHARGES: The Company imposes a mortality and expense ("M&E") risk charge and an administrative expense charge, each of which is calculated as a percentage of asset value of each Variable Account Sub-Account, to cover mortality and expense risk and other administrative costs. The percentages applied to asset value to determine these charges are the Daily M&E Rate and the Daily Administrative Rate. These charges are deducted from each Variable Account Sub-Account by reducing the Variable Accumulation Unit Value at the end of each Valuation Period. The Daily M&E Rate is equal to the daily rate equivalent of the annual rate of [1.25%] and the Daily Administrative Rate is equal to the daily rate equivalent of the annual rate of [0.15%].

In addition, Daily Fund Operating Expenses will be applied by each Fund as a percent of the daily fund balance as set forth in the prospectus for the applicable Fund(s).

TAXES: Premium tax equivalents (including any related retaliatory taxes), if any, and any other taxes due under this contract will be deducted if applicable. It is currently the Company's practice to deduct such taxes, if any, at the time the Annuity Account Value, or any portion thereof, becomes payable. (Refer to Definition of "Annuity Account Value".)


                                                                            7.1

                                 DEFINITIONS

ACCUMULATION PERIOD. The period from the Date of Issue to the Annuity Date, the date on which the Death Benefit becomes payable, or the date on which the contract is surrendered or annuitized, whichever is earliest.

ANNUITANT(S). The person or persons on whose life the first Income Payment is to be made. The Annuitant(s) on the Date of Issue is/are the person(s) designated in the Contract Specifications and will remain the Annuitant(s) under the contract unless the Owner exercises the right to change the Annuitant(s) as set forth in the "Rights of Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Owner, the Owner will then become the Annuitant until such time as the Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Owner" provision. (Provided that the Contract Owner is a natural person.) If joint Annuitants are named and if one of the Annuitants predeceases the Owner prior to the Annuity Date, the contract will thereupon become an annuity contract on the surviving Annuitant until such time that the Owner exercises the right to designate another joint Annuitant as set forth in the "Rights of Owner" provision.) A request for change of Annuitant(s) must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address and will not take effect until recorded by the Company.

ANNUITY ACCOUNT. The account which is comprised of the Fixed and Variable Accounts with respect to this contract.

ANNUITY ACCOUNT VALUE. The account value which at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract. Applicable premium taxes, if any, will be deducted when the Annuity Account Value amount to be applied under the Annuity Benefit, Death Benefit, Cash Withdrawals or Penalty-Free Withdrawal and Annuitization provisions is determined.

ANNUITY DATE. The date on which Income Payments begin upon annuitization of the contract.

CONTRACT YEARS AND CONTRACT ANNIVERSARIES. All Contract Years and Contract Anniversaries are 12-month periods measured from the Date of Issue.

DAILY M&E RATE. The rate applied by the Company as a percentage of each Variable Account Sub-Account's asset value to determine the M&E charge for its assumption of mortality and expense risks for a 24-hour period.

DATE OF ISSUE.  The date on which the contract becomes effective.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

EXPIRATION DATE(S).  The date(s) on which Guaranteed Period(s), if any, end.

FIXED ACCOUNT. The term "Fixed Account" under this contract means all Sub-Account(s) associated with Guaranteed Period(s) and Guaranteed Interest Rate(s). Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Variable Account Sub-Accounts in which Premium Payments, or Transfers in accordance with the "Transfer Privilege" provision, may be invested.

GUARANTEED PERIOD. The Guaranteed Period is the period for which interest, at either an initial or subsequent Guaranteed Interest Rate will be credited to an amount under a Fixed Account Sub-Account.

HOME OFFICE. The term "Home Office" means Connecticut General Life Insurance Company, the mailing address of which for this contract is CIGNA Individual Insurance, Annuity & Variable Life Service Center, Routing S249, Hartford, Connecticut 06152-2249.

IN WRITING. The term "in writing" means in a written form satisfactory to the Company and received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

INCOME PAYMENTS. Income Payments are the amounts payable under this contract as determined by the settlement options provisions of the contract.

PAYOUT PERIOD. The period during which Income Payments are made under this contract.

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Fixed Account associated with specific Guaranteed Period(s) and Guaranteed Interest Rate(s) and that portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DATE. Any day on which the New York Stock Exchange ("NYSE") is open for business, except a day during which trading on the NYSE is restricted or on which an emergency exists as a result of which the valuation or disposal of securities is not reasonably practicable.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Date and ending at the close of business on the next Valuation Date.

VARIABLE ACCOUNT. The term "Variable Account" under this contract means all Sub-Account(s) associated with investments in the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with general liabilities of the Company.

VARIABLE ANNUITY UNITS. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account during the Payout Period.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account before the Payout Period.

                          PREMIUM PAYMENT PROVISIONS

PREMIUM PAYMENTS. Premium Payments are payable to the Company at its Annuity & Variable Life Service Center's Mailing Address (or its lockbox address) or to an authorized agent of the Company. A Company receipt will be furnished upon request. The Initial Premium Payment is the amount paid to the Company as consideration for the benefits provided under the contract on the Date of Issue. Subsequent Premium Payments may be paid to the Company from time to time after the Date of Issue and prior to the Annuity Date. The Company will not accept any Premium Payment which is less than the minimum amount requirement then in effect as determined by the Company. In addition, the prior approval of the Company is required before it will accept a Premium Payment in excess of the maximum amount limit then in effect as determined by the Company. All Premium Payments must meet the allocation requirements specified under the "Allocation of Premium Pay-ments" provision. The payment of any amount under the contract which is derived, all or in part, from any Premium Payments made by check or draft may be postponed until such check or draft has been honored by the financial institution upon which it is drawn.

The Initial Premium Payment attributable to the contract is shown on the Contract Specifications page.

ALLOCATION OF PREMIUM PAYMENTS. Upon receipt by the Company at its Annuity & Variable Life Service Center's Mailing Address, each Premium Payment will be added to the Annuity Account established under the contract. The Annuity Account is described under the "Annuity Account" provision and is comprised of Fixed Account Sub-Account(s) and Variable Account Sub-Account(s). The Initial Premium Payment will be allocated to one or more such Sub-Accounts in accordance with the allocation percentages specified by the Owner and shown in the Contract Specifications, provided such allocations to Fixed and/or Variable Accounts conform to the Company's minimum deposit requirements in effect as of the Date of Issue.

Subsequent Premium Payments will be allocated as directed by the Owner. If no direction is given, the allocation percentages will be that which has been most recently directed for payments by the Owner. If a portion of the most recent previous Premium Payment was allocated to the Fixed Account and the allocation percentages when applied to a Subsequent Premium Payment does not produce an amount which meets the Fixed Account minimum requirements, the Company will promptly seek further instructions from the Owner regarding allocation of the premium or otherwise return the applicable portion of such Premium Payment as provided by law.

ANNUITY ACCOUNT CONTINUATION. The Annuity Account shall be continued automatically in full force from the Date of Issue until the Annuity Date or until the contract is surrendered or annuitized, the Death Benefit is paid, or the Annuity Account Value no longer meets the requirements specified in the "Minimum Value Requirements" provision, whichever occurs first.

MINIMUM VALUE REQUIREMENTS. If no Premium Payments have been made for three consecutive years and the Annuity Account Value decreases to less than $1,000 during that period, or if any partial withdrawal decreases the Annuity Account Value to less than $1,000, the Company reserves the right to cancel the contract and pay to the Owner an adjusted value of the Annuity Account as would be calculated under the "Determination of Amount" provision. The Company will, however, provide at least 30 days advance notice to the Owner of its intended action. During the notification period an additional Premium Payment may be made to meet the minimum value requirements.

               OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the Contract Specifications. If no Owner is designated, the Annuitant(s) will be the Owner.

RIGHTS OF OWNER. The Owner may exercise all rights and privileges under the contract including the right to: (a) agree with the Company to any change in or amendment to the contract, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant(s) any time prior to the Annuity Date or name a new Annuitant if the Annuitant, or one of the Annuitants named under a joint life annuity, predeceases the Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the contract.

All rights and privileges of the Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee on record with the Company.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the effective date of transfer, (a) the transferee will become the Owner and will have all the rights and privileges of the Owner, and (b) the amount of Death Benefit applicable under the contract will change as set forth under the "Amount of Death Benefit" provision. The Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of Ownership, or a revocation of transfer, must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address. A transfer or a revocation will not take effect until recorded in writing by the Company at its Annuity & Variable Life Service Center's Mailing Address. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Owner. Any payment made or any action taken or allowed by the Company before the transfer or the revocation is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the contract until the original assignment or a certified copy of the assignment is filed with the Company at its Annuity & Variable Life Service Center's Mailing Address.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the contract will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary is the person who has the right to receive the Death Benefit set forth in the contract and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code in the event of the Owner's death. The Beneficiary on the Date of Issue will be the person designated in the Contract Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Owner will vest in the Owner or the Owner's administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address. The request must be signed by the Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Owner.

A change of Beneficiary will not take effect until recorded by the Company. When a change of Beneficiary has been so recorded, whether or not the Owner is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Owner.

                    FIXED AND VARIABLE ACCOUNTS PROVISIONS

FIXED ACCOUNT AND SUB-ACCOUNTS. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company. Any portion of Premium Payments allocated by the Owner to a Fixed Account Sub-Account will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS. The Variable Account to which the variable accumulation values, if any, under this contract relate is shown in the Contract Specifications. It was established pursuant to a resolution of its Board of Directors as a "separate account" under governing law of Connecticut, the Company's state of domicile, and registered as a unit investment trust under the 1940 Act. Under Connecticut law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities from any other business of the Company and the income, gains or losses from the Variable Account assets are credited or charged against the Variable Account without regard to the income, gains or losses of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Variable Account Sub-Account's assets are invested in shares of a particular Fund made available as a funding vehicle under this contract. For each Variable Account Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this contract to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Connecticut Insurance Commissioner and approved or filed, as required, in the state or other jurisdiction where this policy was issued.

INVESTMENT RISK. Each Variable Account Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Variable Account Sub-Account's investment performance reflects the investment performance of the Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund's investment advisor or sub-adviser to manage that Fund and anticipate changes
in economic conditions.   As to the Variable Account assets, the Owner bears
the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of a specific Fund. The Funds available on the Date of Issue are shown in the Contract Specifications; more may be subsequently added. The Fund is an open-end management investment company registered under the Investment Company Act of 1940. Any and all distributions made by the Fund(s) will be reinvested to purchase additional shares of that Fund at net asset value. Deductions from the Variable Account Sub-Accounts will, in effect, be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted. Assets of Variable Account Sub-Accounts will be fully invested in Fund shares at all times.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account, or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and have been approved by the Securities and Exchange Commission and such other regulatory authorities as may be necessary. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this contract to reflect the substitution.

            CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS

PART A - FIXED ACCOUNT VALUE

GUARANTEED PERIODS. The Initial Guaranteed Period(s), if any, are selected by the Owner and are shown in the Contract Specifications. The duration of the Initial Guaranteed Period(s) will affect the Initial Guaranteed Interest Rate(s). Any Premium Payment or the portion thereof (or amount transferred in accordance with the "Transfer Privilege" provision described below) allocated to a particular Guaranteed Period will earn interest at the specified Guaranteed Interest Rate during the Guaranteed Period. Initial Guaranteed Periods begin on the date a Premium Payment is accepted (or, in the case of a transfer, on the effective date of the transfer) and end on the Expiration Date for each duration selected.

Any portion of the Annuity Account Value comprising a particular Fixed Account Sub-Account (including interest earned thereon) will be referred to in this contract as the "Guaranteed Period Amount." As a result of renewals, Subsequent Payments, and transfers of portions of the Annuity Account Value, Guaranteed Amounts for Guaranteed Periods of the same duration may have different Expiration Dates, and each Guaranteed Period Amount will be treated separately for purposes of determining any Market Value Adjustment.

The Company will send written notice to the Owner by ordinary mail to the most recent address in the Company's records about the upcoming expiration of a Guaranteed Period with respect to a Fixed Account Sub-Account at least 60 days prior to the Expiration Date of such Guaranteed Period. A subsequent Guaranteed Period of the same duration will begin automatically at the end of the previous Guaranteed Period unless the Company receives, in writing at its Annuity & Variable Life Service Center's Mailing Address within the 60-day period immediately preceding the end of such Guaranteed Period, an election by the Owner of a different Guaranteed Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the applicable Guaranteed Period Amount to one or more Fixed Account or Variable Account Sub-Accounts in accordance with the "Transfer Privilege" provision.

GUARANTEED INTEREST RATES. The Company will establish the applicable Guaranteed Interest Rate that will be used to determine the interest with respect to a Fixed Account Sub-Account for each Guaranteed Period at the beginning of the Guaranteed Period. This rate will be guaranteed for the duration of the applicable Guaranteed Period. The Initial or Subsequent Guaranteed Interest Rate will never be less than 3% per year, compounded annually. Subsequent Guaranteed Interest Rate(s) will also be determined at the beginning of Guaranteed Period(s) and may be higher or lower than the previous rate, but will never be less than 3% per year, compounded annually. (See "Minimum Surrender Value" provision.)

FIXED ACCUMULATION VALUE. Upon receipt of a Premium Payment by the Company at its Annuity & Variable Life Service Center's Mailing Address, all or that portion, if any, of the Premium Payment which is allocated to the Fixed Account will be credited to the Fixed Account and allocated to the Fixed Account Sub-Accounts selected by the Owner. The Fixed Accumulation Value, if any, at any time, is equal to the sum of the then current values of all Guaranteed Period Amounts with respect to this contract.

MINIMUM SURRENDER VALUE. The Minimum Surrender Value for the Fixed Account for a given contract year is the Premium Payment(s), or portion thereof, and transfers allocated to the Fixed Account accumulated at 3% per year, compounded annually, less the deduction of the applicable withdrawal charge(s), any prior withdrawals or transfers out of the Fixed Account, premium taxes, if any, and applicable Annuity Account Fee(s).

PART B - VARIABLE ACCOUNT VALUE

ACQUISITION AND REDEMPTION OF VARIABLE ACCUMULATION UNITS. Any dollar amounts allocated to a Variable Account Sub-Account shall be converted into Variable Accumulation Units and credited to the Variable Account Sub-Account on a unit basis. The number of Variable Accumulation Units into which a dollar amount would be converted is calculated by dividing the dollar amount by the Variable Accumulation Unit Value for the particular Sub-Account. Any redemption of units from a Variable Account Sub-Account will be processed at the end of a Valuation Period, including any units redeemed to fund a monthly deduction, and shall result in the redemption and cancellation of Variable Accumulation Units having an aggregate dollar value equal to the amount of such withdrawal.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value at the beginning of the first Valuation Period of each Variable Account Sub-Account was established at $10.00. The Variable Accumulation Unit value in any later Valuation Period is equal to the net asset value per unit of the particular Sub-Account as of the end of such Valuation Period.

VARIABLE ACCUMULATION VALUE. The Variable Accumulation Value of the Annuity Account, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Variable Account Sub-Account credited to the Variable Account with respect to this contract at the end of such Valuation Per-iod. The Variable Accumulation Value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Variable Account Sub-Account with respect to this contract at the end of a Valuation Period, by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

NET INVESTMENT FACTOR. An index, calculated as described below, that provides a measure of the investment performance of a Variable Account Sub-Account for each Valuation Period. The Net Investment Factor is equal
to A+B-C      where:
   ----- - E
     D

     A is the net asset value per unit of the Fund held in the Variable Account Sub-Account (such net asset value being determined as described in the prospectus for the Fund) as of the end of the Valuation Period;

     B is any dividend or other distribution payable with respect to units held of record during the Valuation Period;

     C is the per unit amount of any tax determined by the Company to be attributable to the operation of the Variable Account Sub-Account during such Valuation Period;

     D is the net asset value of each unit of the Fund as of the close of business on the Valuation Date immediately preceding the Valuation Period; and

     E is the sum of the Daily M&E Rate plus the Daily Administrative Rate, multiplied by the number of 24-hour periods included in the Valuation Period.

The Net Investment Factor may be 1.0 or may be greater or less than 1.0, reflecting the possibility that the Variable Accumulation Unit Value of a particular Variable Account Sub-Account may remain the same, increase or decrease.

PART C - GENERAL

ANNUITY ACCOUNT. The Company will establish an Annuity Account under the contract and will maintain the Annuity Account during the Accumulation Period. The Annuity Account Value at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract.

TRANSFER PRIVILEGE. At any time during the Accumulation Period, other than during the "Right to Examine Contract" period, the Owner may transfer all or part of the Annuity Account Value to one or more of the Fixed or Variable Account Sub-Accounts then available under the contract, subject to the provisions set forth below. Transfers may be made in writing or by telephone, if telephone transfers have been previously authorized in writing. Transfer requests must be received at the Company's Annuity & Variable Life Service Center prior to the time of day set forth in the prospectus, and provided the New York Stock Exchange is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the New York Stock Exchange is open for business. The Company will not be held legally responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account at the end of the Valuation Period for which the transfer is effective. Transfers to a Fixed Account Sub-Account will result in a new Guaranteed Period for the amount being transferred. Any such Guaranteed Period will begin on the effective date of the transfer. The amount transferred into such Fixed Account Sub-Account will earn interest at the Guaranteed Interest Rate declared by the Company for that Guaranteed Period as of the effective date of the transfer.

Transfers shall be subject to the following conditions: (a) Not more than 12 transfers may be made per Contract Year (including the frequency limitation shown in the Contract Specifications with respect to transfers from the Fixed Account), unless otherwise authorized in writing by the Company; (b) No withdrawal charge will be imposed on transferred amounts, however, transfers of all or a portion out of a Fixed Account Sub-Account may be subject to the Market Value Adjustment set forth below unless such transfer is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision; (c) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (e) The amount transferred to any Fixed Account Sub-Account may not be less than $2,000, or $100 to a Variable Sub-Account; (f) Unless a transfer out of a Fixed Account Sub-Account is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision, the amount transferred from each Fixed Account Sub-Account during any contract year may not exceed the limits shown in the Contract Specifications; (g) Any value remaining in a Fixed Account Sub-Account may not be less than $2,000, or a Variable Account Sub-Account may not be less than $50; (h) The Company reserves the right to defer transfers of amounts from the Fixed Account for a period not to exceed six months from the date the request for such transfer is received by the Company in writing or by telephone, if such has been previously authorized, at its Annuity & Variable Life Service Center; and (i) Transfers involving Variable Account Sub-Account(s) shall be subject to such terms and conditions as may be imposed by the Funds.

TRANSFER FEE. The Company reserves the right to charge a fee up to $10 for each transfer prior to the Annuity Date if there have been more than twelve transfers made in the Contract Year.

ANNUITY ACCOUNT FEE. Prior to the Annuity Date, on the anniversary date of each Contract Year the Company will deduct from the value of the Annuity Account the annual Annuity Account Fee, if any, shown in the Schedule of Charges, Expenses and Fees to reimburse it for administrative expenses relating to the Annuity Account. The Annuity Account Fee will be deducted on a pro rata basis from amounts allocated to each Fixed and Variable Account Sub-Account in which the Annuity Account values are invested at the time of such deduction. If the Annuity Account is surrendered for its full value, the Annuity Account Fee will be deducted in full at the time of such surrender. On the Annuity Date the value of the Annuity Account will be reduced by a proportionate amount of the Annuity Account Fee to reflect the time elapsed between the last valuation date of the most recent Contract Year and the day before the Annuity Date.

               CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                         VALUE ADJUSTMENT PROVISIONS

CASH WITHDRAWALS. At any time before the Annuity Date, the Owner may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received at the Company's Annuity & Variable Life Service Center's Mailing Address. Any cash withdrawal payment will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts withdrawn from the Variable Account in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

The amount of the cash withdrawal payment may be for any amount not to exceed the Annuity Account Value at the end of the Valuation Period during which the election becomes effective, plus or minus any applicable Market Value Adjustment, and less any applicable withdrawal charge and premium taxes. In the case of a full surrender, the Annuity Account will be canceled and the contract will terminate. A partial withdrawal will result in a decrease in the Annuity Account Value by an amount with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable Market Value Adjustment, any applicable withdrawal charge and premium taxes.

In the case of a partial withdrawal, the Owner must instruct the Company as to the amounts to be withdrawn from each Fixed and/or Variable Account Sub-Account. If not so instructed, the Company will effect such withdrawal from each Fixed and/or Variable Sub-Account in proportion to the then current Sub-Account values. Partial withdrawals cannot reduce any Fixed Account Sub-Account below $2,000 or any Variable Account Sub-Account below $50. Such partial withdrawals will be treated as a full surrender of that Sub-Account and the balance will be transferred to the largest Variable Account Sub-Account, if any. Partial withdrawals may not reduce the total Annuity Account Value below $1,000. (See "Minimum Value Requirements" provision.) Such partial withdrawals may be treated as a full surrender.

Cash withdrawals from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Annuity Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Variable Account Sub-Account is reduced.
The cancellation of such units will be based on the Variable Accumulation Unit values of the Variable Account Sub-Account at the end of the Valuation Period during which the cash withdrawal is effective.

               CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                    VALUE ADJUSTMENT PROVISIONS (CONTINUED)

All cash withdrawals or transfers of any portion of Fixed Account
Sub-Accounts, except those specified otherwise under "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to the Market Value Adjustment described below.

WITHDRAWAL CHARGES. If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The length of time between the Company acceptance of the Premium Payment(s) and the receipt of a withdrawal request determines the withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a Premium Payment previously accepted (or a portion thereof). Premium Payments will be deemed to have been withdrawn in the order in which the Premium Payments were received by the Company (i.e., oldest premium first). After all Premium Payments have been deemed withdrawn, the Company will deem further withdrawals to be from net investment results attributable to such Premium Payments, if any. The schedule of withdrawal charges is set forth in the "Schedule of Charges, Expenses and Fees." On withdrawal, any applicable Annuity Account Fee and Market Value Adjustment will be deducted before application of any withdrawal charge.

Withdrawal charges are deducted proportionately from the Fixed and/or Variable Account Sub-Account(s) from which the withdrawal is to be made, provided such Sub-Account(s) have sufficient account value(s) for making such deduction(s). If any of the account value(s) of such Sub-Account(s), however, are insufficient, its remaining withdrawal charges will be deducted on a pro rata basis from all Fixed and/or Variable Account Sub-Accounts in proportion to the then current account value(s) of Such Sub-Account(s).

See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions" for situations in which a withdrawal charge is not imposed.

For the purpose of any qualified plan riders which may be attached to this contract, the term "Surrender Charge" wherever referenced therein, shall mean "withdrawal charge" as set forth above.

MARKET VALUE ADJUSTMENT. Any cash withdrawal or transfer from a Fixed Account Sub-Account, except those specified otherwise under the "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to a Market Value Adjustment.

The amount payable on such cash withdrawal or transfer may be adjusted up or down by the application of the Market Value Adjustment. The Index Rate Factor applicable to the amount of such cash withdrawal or transfer is:

                                             N
                                        (1+A)
                                        -----
                                             N
                                        (1+B)

where:

A = an Index Rate (based on the Treasury Constant Maturity Series published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, determined at the beginning of the Guaranteed Period.

B = an Index Rate (based on the Treasury Constant Maturity Series published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, determined at the time of cash withdrawal or transfer, plus the percentage adjustment to "B" as shown in the Contract Specifications. If Index Rates "A" and "B" are within .25% of each other when the Index Rate Factor is determined, no such percentage adjustment to "B" will be made.

N = The number of years remaining in the applicable Guaranteed Period (e.g. 1 year and 73 days = 1 + (73 divided by 365) = 1.2 years)

Straight-line interpolation is used for periods to maturity not quoted.

       PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS

PENALTY-FREE PARTIAL WITHDRAWALS OR TRANSFERS. Upon request in writing, the Owner may, during any Contract Year prior to the Annuity Date, withdraw up to [15%] of the Premium Payment(s) or portion remaining thereof, without incurring a withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a portion of a Premium Payment previously accepted.
 Premium Payments will be deemed to be withdrawn in the order in which they were received by the Company (i.e., the oldest premium first). Any such withdrawal from a Fixed Account Sub-Account may be subject to a Market Value Adjustment unless the withdrawal is made at the end of a Guaranteed Period as set forth below. The Owner must specify from which Fixed and/or Variable Account Sub-Accounts the withdrawal is to be made, otherwise the Company may effect such withdrawal on a proportionate basis from all Fixed and/or Variable Account Sub-Accounts in which the Annuity Account is invested.

Such partial withdrawals may be either taken as a lump sum or, upon consent of the Company, paid in equal installments.

No withdrawal charge will be imposed on any withdrawal with respect to a Premium Payment after the end of the seventh year following the Company's acceptance of that Premium Payment.

The Owner may also transfer amounts within the Annuity Account during the Accumulation Period without the application of a withdrawal charge, however, any transfers would be subject to any terms and conditions as may be imposed under the "Transfer Privilege" provision.

FULL OR PARTIAL WITHDRAWALS AND TRANSFERS AT THE END OF A GUARANTEED PERIOD. No Market Value Adjustment will be imposed on a full or partial withdrawal or transfer made from a Fixed Account Sub-Account which becomes effective at the end of the applicable initial or subsequent Guaranteed Period. In such event, the Owner's proper request for withdrawal or transfer must be received at the Company's Annuity & Variable Life Service Center's Mailing Address within a 45-day period immediately preceding the end of such Guaranteed Period.

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT ON DEATH OR ANNUITY DATE. No withdrawal charge or Market Value Adjustment will be imposed upon payments made under the Annuity Benefit or Death Benefit provisions of this contract.

PENALTY-FREE ANNUITIZATION. At any time the Owner may request in writing payment of the then current Annuity Account Value in accordance with any one of the settlement options set forth in this contract. In such event, no withdrawal charge or Market Value Adjustment will be imposed at the time such settlement is made. Such annuitization will automatically result in a change in the Annuity Date to the date Income Payments commence under the settlement option elected.

                         BENEFIT PROVISIONS

ANNUITY BENEFIT. On the Annuity Date the Company will pay all or a part of the adjusted value of the Annuity Account (as set forth below) in cash or apply it in accordance with the settlement option(s) elected by the Owner. However, if the amount to be applied under any settlement option is less than $5,000, or if the first Income Payment payable in accordance with such option is less than $50, the Company will pay the adjusted value in a single payment to the payee designated by the Owner.

ANNUITY DATE. The Annuity Date selected by the Owner is shown in the Contract Specifications. The Annuity Date may be changed from time to time by the Owner by notifying the Company in writing. The notice must be received at the Company's Annuity & Variable Life Service Center's Mailing Address at least 45 days prior to the Annuity Date then in effect. The new Annuity Date selected must be at least 30 days after the effective date of the change and not later than the Annuitant's 90th birthday.

After the Annuity Date, no change of a settlement option is permitted, no payments may be requested under the "Cash Withdrawals" provision of the contract, and no Death Benefit is payable under the contract except as otherwise specified under the settlement option selected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO ANNUITY BENEFIT. During the lifetime of the Owner and prior to the Annuity Date, the Owner may elect to have the adjusted value of the Annuity Account applied on the Annuity Date under one or more of the settlement options set forth in this contract, or under any other settlement option as agreed to by the Company. The Owner may also change any election, but any election or change of election must be received at the Company's Annuity & Variable Life Service Center's Mailing Address at least 45 days prior to the Annuity Date. The election or change of election may be made by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address written notice in such form as the Company may require. If no such election is in effect on the 30th day prior to the Annuity Date, the adjusted value of the Annuity Account will be applied under a Life Annuity with 120 months guaranteed. In such situation, the portion of the adjusted value of the Annuity Account to be applied for a Fixed Life Annuity under the Second Option and/or a Variable Life Annuity under Option II will be determined on a pro rata basis from the composition of the Annuity Account on the Annuity Date.

DETERMINATION OF AMOUNT. On the Annuity Date the Annuity Account will be canceled and the adjusted value of the Annuity Account to be applied under the settlement options provisions shall be equal to the Annuity Account Value for the Valuation Period which ends immediately preceding the Annuity Date, minus any applicable premium or similar tax. For the purposes of any qualified plan riders which may be attached to this contract, the term "Annuity Value," wherever referenced therein, shall mean the "adjusted value of the Annuity Account" as defined above.

INCOME PAYMENT BENEFITS. On the Annuity Date, the adjusted value of the Annuity Account as determined under the "Determination of Amount" provision may be applied, as elected by the Owner, under one or more of the settlement options set forth in the contract to effect: (a) a Fixed Income Payment Benefit or a Variable Income Payment Benefit; or (b) a combination of the Fixed Income Payment Benefit and the Variable Income Payment Benefit. If a combination Fixed and Variable Income Payment Benefit is elected, the Owner may specify the amount to be allocated to the Fixed Income Payment Benefit and the amount to be allocated to the Variable Income Payment Benefit. Such election and allocation may also be made by a Beneficiary to the extent provided in the "Election and Effective Date of Election with Respect to Death Benefit Provision."

DEATH BENEFIT. If the Owner dies before the Annuity Date, the Company will pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Owner in accordance with the "Payment of Death Benefit" provision. If there is no designated Beneficiary living on the date of death of the Owner, the Company will pay the Death Benefit, upon receipt of due proof of the death of both the Owner and the designated Beneficiary, in one sum to the estate of the Owner.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO DEATH BENEFIT.
During the lifetime of the Annuitant and prior to the Annuity Date, the Owner may elect one or more of the settlement options set forth in this contract to effect an annuity for the Beneficiary as payee after the death of the Owner. This election may be made or subsequently revoked by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address a written election or revocation of an election in such form as required by the Company.

Any election or revocation of an election of a method of settlement of the Death Benefit will become effective on the date it is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

Unless otherwise specified in writing by the Owner, the Beneficiary may elect
(a) to receive the Death Benefit as a cash payment, in which event the Annuity Account will be canceled, or (b) to have the Death Benefit applied under one or more of the settlement options set forth under the contract. This election may be made by filing with the Company a written request in a form as required by the Company. Any written request for an election of a settlement option for the Death Benefit by the Beneficiary will become effective on the later of (a) the date the request is received by the Company at its Annuity & Variable Life Service Center's Mailing Address; or (b) the date due proof of the death of the Owner is received by the Company at its Annuity & Variable Life Service Center's Mailing Address. If a written request for a settlement option by the Beneficiary is not received by the Company within 60 days following the date due proof of the death of the Owner is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of the 60-day period.

Notwithstanding the above, the Owner or Beneficiary may only elect a settlement option which provides for the distribution of the entire Death Benefit to the Beneficiary within five years of the Owner's death unless; (a) the entire interest in the contract is distributed over the life of the Beneficiary, with distributions beginning within one year of the Owner's death; (b) the entire interest in the contract is distributed over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or (c) the Beneficiary is the deceased Owner's spouse and elects to continue the contract and become the new Owner, but in no event may such an election be made under this contract more than once.

For purposes of Section 72(s) of the Internal Revenue Code, if any Owner is not an individual, the death or change of any Annuitant is treated as the death of an Owner, and if the Owner is grantor trust within the meaning of the Internal Revenue Code, the death of the grantor of such trust is also treated as the death of an Owner.

PAYMENT OF DEATH BENEFIT. If the Death Benefit is to be paid in cash to the Beneficiary, payment will be made within 7 days of the date the election becomes effective or is deemed to become effective, provided due proof of the death of the Owner is received by the Company at its Annuity & Variable Life Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the Death Benefit is to be paid in one sum to the estate of the deceased Owner, payment will be made within 7 days of the date due proof of the death of the Owner and/or Beneficiary is received by the Company at its Annuity & Variable Life Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If set-tlement under the settlement option provisions is elected, the Income Payments will commence 30 days following the effective date or the deemed effective date of the election and the Annuity Account will be maintained in effect until such Income Payments commence.

AMOUNT OF DEATH BENEFIT. The Death Benefit is determined as of the effective date or deemed effective date of the Death Benefit election and is equal to the greatest of (a) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective, (b) the sum of all the Premium Payment(s) made under the contract less the sum of all partial withdrawals, or (c) the highest Annuity Account Value ever attained on a Contract Anniversary date, occurring on or before the Owner's 80th birthday (or the Annuitant's 80th birthday in the case of a non-natural Owner), with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Contract Anniversary Date. However, the Death Benefit on or after the Owner's 90th birthday (if a natural person) will be the greater of the sum of all the Premium Payment(s) with adjustments for any partial withdrawals and charges made under the contract since the Date of Issue or the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective.

On and after the effective date of each transfer of Ownership, the Amount of Death Benefit will be equal to the greatest of 1) the sum of Premium Payments made prior to the date of such transfer of Ownership, less the sum of all withdrawals made on or before the effective date of such transfer, plus the sum of all Premium Payments made on or after the effective date of such transfer, less the sum of all partial withdrawals made on or after the effective date of such transfer, 2) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective, or 3) the highest Annuity Account Value ever attained on a Contract Anniversary date occurring on or after the date of such transfer of Ownership, with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Contract Anniversary Date.

SECTION 72(s). The provisions above will be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

                              GENERAL PROVISIONS

THE CONTRACT. The contract constitutes the entire contract between the parties.


Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of the Company may make or modify this contract.

The contract is executed at the Company's Home Office, the mailing address of which for this contract is CIGNA Individual Insurance, Annuity & Variable Life Service Center, Routing S249, Hartford, Connecticut 06152-2249.

MODIFICATION OF CONTRACT. The Company reserves the right to modify this contract to meet the requirements of applicable state and federal laws or regulations. The Company will notify the Owner in writing of any changes.

NON-PARTICIPATION. The contract is not entitled to share in surplus distribution.

LOANS.  Loans are not permitted under this contract.

DETERMINATION OF VALUES. The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, and any Beneficiary or payee.

ENDORSEMENT OF INCOME PAYMENTS. The Company will make each Income Payment at the Home Office by check. Each check must be personally endorsed by the payee/Annuitant, or the Company may require that proof of the payee/Annuitant's survival be furnished.

MISSTATEMENT OF AGE. If the age of an Annuitant is misstated, the amount payable under the contract will be adjusted to be the amount of Income which the actual premium paid would have purchased for the correct age according to the Company's rates in effect on the Date of Issue. Any overpayment by the Company, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by the Company will be paid in a lump sum, with interest at the rate of 6% per year, compounded annually.

CLAIMS OF CREDITORS. To the extent permitted by law, no amounts payable under this contract will be subject to the claims of creditors of any payee.

PERIODIC REPORTS. At least once each calendar year, the Company will furnish the Owner a report as required by law showing the Annuity Account Value at the end of the preceding year, all transactions during the year, the current Annuity Account Value, the number of Accumulation Units in each Variable Accumulation Account, the applicable Accumulation Unit Value as of the date of the report and the interest rate credited to the Fixed Account Sub-Account(s). The Company will also send such statements reflecting transactions in the Annuity Account as may be required by applicable laws, rules and regulations.

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY

              FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT
              WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                 A Stock Company   Home Office Location: 900 Cottage Grove Road
                                                         Bloomfield, Connecticut

         MAILING ADDRESS: CIGNA INDIVIDUAL INSURANCE
                          ANNUITY & VARIABLE LIFE SERVICE CENTER - ROUTING S249 HARTFORD, CT 06152-2249


The Company has issued a Flexible Payment Deferred Group Variable Annuity Contract to the Contract Owner named in the Certificate Specifications. This certificate describes the terms and conditions of the group contract.
Nothing in the group annuity contract invalidates or impairs any rights granted to the certificate holder by the Insurance Law or this certificate.

RIGHT TO EXAMINE CERTIFICATE. The certificate may be returned to the individual through whom it was purchased or to the Company within 10 days after its receipt (20 days after its receipt where required by law for a certificate issued in replacement of another certificate). If the certificate is so returned, it will be deemed void from the Certificate Date, and the Company will refund the Premium Payment(s) as provided plus or minus any investment gains or losses under the certificate is mailed or delivered to the agent through whom it was purchased or the date it is delivered or mailed to the Company, unless required otherwise by law.

The certificate is governed by the laws of the jurisdiction of issue of the group certificate and is issued and accepted subject to the terms set forth on this page and on the following pages which are made a part of the certificate. In consideration of the application for it and the Premium Payment(s) as provided, this certificate is executed by Connecticut General Life Insurance Company as of its Certificate Date.


                                               /s/ Thomas C. Jones

     Registrar                                       PRESIDENT


PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO THE OWNER, INCLUDING WITHDRAWALS AND TRANS-FERS. PAYMENTS MADE FROM THE FIXED ACCOUNT PURSUANT TO AN ELECTION WHICH BECOMES EFFECTIVE AT THE END OF A GUARANTEED PERIOD AND PAYMENTS MADE UNDER THE "ANNUITY BENEFIT" PROVISIONS AND UNDER THE "PENALTY-FREE ANNUITIZATION" PROVISION ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT. PAYMENTS MADE UNDER THE "DEATH BENEFIT" PROVISIONS ARE NOT SUBJECT TO ANY MARKET VALUE ADJUSTMENT.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN, WHICH WOULD HAVE TO BE EARNED ON THE ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE, IS AN ASSUMED INVESTMENT RATE OF 3%.

USE OF CERTIFICATE. This certificate is available for retirement and deferred compensation plans some of which may qualify for special tax treatment under various sections of the Internal Revenue Code.

         FLEXIBLE PAYMENT DEFERRED GROUP VARIABLE ANNUITY CERTIFICATE
             WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

         THIS IS A LEGAL CERTIFICATE BETWEEN THE OWNER AND THE COMPANY
                       READ YOUR CERTIFICATE CAREFULLY.

                              TABLE OF CONTENTS

CONTRACT SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SCHEDULE OF CHARGES, EXPENSES AND FEES . . . . . . . . . . . . . . . . . . .  7

DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

PREMIUM PAYMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Premium Payments
     Allocation of Premium Payments
     Annuity Account Continuation
     Minimum Value Requirements

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS . . . . . . . . . . . . . . 11
     Certificate Owner
     Rights of Certificate Owner
     Transfer of Certificate Ownership
     Assignment
     Beneficiary
     Change of Beneficiary

FIXED AND VARIABLE ACCOUNTS PROVISIONS . . . . . . . . . . . . . . . . . . . 12
     Fixed Account and Sub-Accounts
     Variable Account and Sub-Accounts
     Investment Risk
     Investments of the Variable Account Sub-Accounts
     Substituted Securities

CERTIFICATE VALUES DURING ACCUMULATION PERIOD PROVISIONS . . . . . . . . . . 13
     Part A - Fixed Account Value
              Guaranteed Periods
              Guaranteed Interest Rates
              Fixed Accumulation Value
              Minimum Surrender Value
     Part B - Variable Account Value
              Acquisition and Redemption of Variable Accumulation Units Variable Accumulation Unit Value
              Variable Accumulation Value
              Net Investment Factor
     Part C - General
              Annuity Account
              Transfer Privilege
              Annuity Account Fee

CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE
ADJUSTMENT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Cash Withdrawals
     Withdrawal Charges
     Market Value Adjustment

PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS . . . . . . 18
     Penalty-Free Partial Withdrawals or Transfers
     Full or Partial Withdrawals and Transfers at the End of a
       Guaranteed Period
     Waiver of Withdrawal Charge and Market Value Adjustment on
       Death or Annuity Date
     Penalty-Free Annuitization

BENEFIT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Annuity Benefit
     Annuity Date
     Election and Effective Date of Election with Respect to Annuity Benefit Determination of Amount
     Income Payment Benefits
     Death Benefit
     Election and Effective Date of Election with Respect to Death Benefit Payment of Death Benefit
     Amount of Death Benefit


GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     The Contract and The Certificate
     Modification of Certificate
     Non-Participation
     Loans
     Determination of Values
     Endorsement of Income Payments
     Misstatement of Age
     Claims of Creditors
     Periodic Reports

Followed by Optional Methods of Settlement and any Riders

Note:  Pages 4, 6 and 8 are intentionally "blank."

                            CONTRACT SPECIFICATIONS

   ANNUITANT(S)   JOHN DOE                    SPECIMEN      Certificate NUMBER

   AGE AT ISSUE   35                      JANUARY 1, 1997      DATE OF ISSUE

                                          JANUARY 1, 2027      ANNUITY DATE

-------------------------------------------------------------------------------

                            CIGNA ACCRU CHOICEPLUS

FORM                  BENEFIT                                   INITIAL PREMIUM
                                                                  PAYMENT

AN426 FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY                  $50,000
      WITH FIXED AND VARIABLE ACCOUNTS

      INITIAL PREMIUM PAYMENT ALLOCATION                           PERCENTAGE


      FIXED ACCOUNT - SUB-ACCOUNTS
        PERCENTAGE ADJUSTMENT TO INDEX RATE "B":  .25%

        INITIAL GUARANTEED PERIOD/INTEREST RATE    1/YEAR /4.55%            10%
        INITIAL GUARANTEED PERIOD/INTEREST RATE    5/YEARS/6.40%             0%
        INITIAL GUARANTEED PERIOD/INTEREST RATE   10/YEARS/6.90%             0%


      VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)

      ALGER AMERICAN FUND
          ALGER AMERICAN GROWTH PORTFOLIO                                   10%
          ALGER AMERICAN LEVERAGED ALLCAP PORTFOLIO                          0%
          ALGER AMERICAN MIDCAP GROWTH PORTFOLIO                             0%
          ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                      0%

      FIDELITY INVESTMENTS
        VARIABLE INSURANCE PRODUCTS FUND
          FIDELITY VIP HIGH INCOME PORTFOLIO                                10%
          FIDELITY VIP EQUITY-INCOME PORTFOLIO                              10%
          FIDELITY VIP OVERSEAS PORTFOLIO                                    0%
        VARIABLE INSURANCE PRODUCTS FUND II
          FIDELITY VIPII INVESTMENT GRADE BONDS PORTFOLIO                    0%
          FIDELITY VIPII CONTRA FUND PORTFOLIO                               0%
        VARIABLE INSURANCE PRODUCTS FUND III
          FIDELITY VIPIII GROWTH OPPORTUNITIES PORTFOLIO                     0%

      MFS VARIABLE INSURANCE TRUST
          MFS TOTAL RETURN SERIES                                            0%
          MFS UTILITIES SERIES                                              10%
          MFS EMERGING GROWTH SERIES                                         0%
          MFS RESEARCH SERIES                                                0%
          MFS GROWTH WITH INCOME SERIES                                     10%

(Continued on Page 5.1)

   ANNUITANT(S)   JOHN DOE                    SPECIMEN      Certificate NUMBER

   AGE AT ISSUE   35                      JANUARY 1, 1997      DATE OF ISSUE

                                          JANUARY 1, 2027      ANNUITY DATE

-------------------------------------------------------------------------------

      NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST ("AMT")
          AMT PARTNERS PORTFOLIO                                             0%
          AMT LIMITED MATURITY BOND PORTFOLIO                               10%

      OCC ACCUMULATION TRUST
          OCC GLOBAL EQUITY PORTFOLIO                                       10%
          OCC MANAGED PORTFOLIO                                             10%
          OCC SMALL CAP PORTFOLIO                                            0%

      CIGNA VARIABLE PRODUCTS GROUP
          CIGNA MONEY MARKET FUND                                           10%

      TOTAL                                                                100%



SUBSEQUENT PREMIUM PAYMENTS ARE SUBJECT TO A 10% MINIMUM ALLOCATION REQUIREMENT WITH RESPECT TO ANY ONE FIXED ACCOUNT SUB-ACCOUNT OR VARIABLE ACCOUNT SUB-ACCOUNT AND THE FOLLOWING MINIMUM PAYMENT AMOUNTS:

      $2,000 PER FIXED ACCOUNT GUARANTEED PERIOD
      $100 PER VARIABLE ACCOUNT SUB-ACCOUNT

LIMITATIONS ON TRANSFERS FROM FIXED ACCOUNT: (SEE PENALTY-FREE WITHDRAWALS OR TRANSFERS PROVISION ON PAGE 18).

THIS CERTIFICATE IS FOR USE WITH "CG VARIABLE ANNUITY SEPARATE ACCOUNT II"; A CONNECTICUT GENERAL LIFE INSURANCE COMPANY SEPARATE INVESTMENT ACCOUNT WHICH WAS ESTABLISHED ON JANUARY 25, 1994.

CONTRACT OWNER: CIGNA VARIABLE PRODUCTS TRUST (DATED 06/07/95)

CERTIFICATE OWNER:  THE ANNUITANT

BENEFICIARY: THE PERSON(S) DESIGNATED BY THE OWNER AND RECORDED BY THE
      COMPANY

JURISDICTION OF ISSUE OF GROUP CONTRACT:  RHODE ISLAND


                                                                            5.1

                    SCHEDULE OF CHARGES, EXPENSES AND FEES

ANNUITY ACCOUNT FEE: The Annuity Account Fee is $30 per Certificate Year and will be deducted on the last Valuation Date of each Certificate Year. The Annuity Account Fee, however, will be waived for any Certificate Year for which the Annuity Account Value equals or exceeds $100,000 as of the last Valuation Date of such Certificate Year.

WITHDRAWAL CHARGES: The Withdrawal charges applicable under this certificate are as follows.

 Withdrawal Charge
  Against Premium                        Year
 Payment Withdrawn                    Applicable
 -----------------                    ----------
   [7%]                 During 1st year since Premium Payment Accepted
   [7%]                 During 2nd year since Premium Payment Accepted
   [7%]                 During 3rd year since Premium Payment Accepted
   [6%]                 During 4th year since Premium Payment Accepted
   [6%]                 During 5th year since Premium Payment Accepted
   [5%]                 During 6th year since Premium Payment Accepted
   [4%]                 During 7th year since Premium Payment Accepted
   [0%]                   Thereafter

Each Subsequent Premium Payment will be subject to its own 7-year period.

Any Withdrawal from the Fixed Account prior to the end of a Guaranteed Period may also be subject to a Market Value Adjustment as described on page 17 which may increase, decrease, or have no effect on the applicable account value(s). A Market Value Adjustment would not apply to a withdrawal effective at the end of a Guaranteed Period.

PENALTY-FREE PARTIAL WITHDRAWAL CHARGES: The Withdrawal charges are not applicable to certain partial withdrawals of 15% or less of Premium Payments annually (see page 18). Withdrawal charges and a Market Value Adjustment are not applicable to annuitization of the certificate at any time. Withdrawal charges and a Market Value Adjustment are not applicable to payment of the Death Benefit. (See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions.")

ASSET CHARGES: The Company imposes a mortality and expense ("M&E") risk charge and an administrative expense charge, each of which is calculated as a percentage of asset value of each Variable Account Sub-Account, to cover mortality and expense risk and other administrative costs. The percentages applied to asset value to determine these charges are the Daily M&E Rate and the Daily Administrative Rate. These charges are deducted from each Variable Account Sub-Account by reducing the Variable Accumulation Unit Value at the end of each Valuation Period. The Daily M&E Rate is equal to the daily rate equivalent of the annual rate of [1.25%] and the Daily Administrative Rate is equal to the daily rate equivalent of the annual rate of [0.15%].

In addition, Daily Fund Operating Expenses will be applied by each Fund as a percent of the daily fund balance as set forth in the prospectus for the applicable Fund(s).

TAXES: Premium tax equivalents (including any related retaliatory taxes), if any, and any other taxes due under this certificate will be deducted if applicable. It is currently the Company's practice to deduct such taxes, if any, at the time the Annuity Account Value, or any portion thereof, becomes payable. (Refer to Definition of "Annuity Account Value".)


                                                                            7.1

                                 DEFINITIONS

ACCUMULATION PERIOD. The period from the Certificate Date to (a) the Annuity Date, (b) the date on which the Death Benefit becomes payable, or (c) the date on which the certificate is surrendered or annuitized, whichever is earliest.

ANNUITANT(S). The person or persons on whose life the first Income Payment is to be made upon the annuitization of the certificate. The Annuitant(s) on the Certificate Date is/are the person(s) designated in the Certificate Specifications and will remain the Annuitant(s) under the certificate unless the Certificate Owner exercises the right to change the Annuitant(s) as set forth in the "Rights of Certificate Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Certificate Owner, the Certificate Owner will then become the Annuitant until such time as the Certificate Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Certificate Owner" provision. (Provided that the Certificate Owner is a natural person.) If joint Annuitants are named and if one of the Annuitants predeceases the Certificate Owner prior to the Annuity Date, the certificate will thereupon become an annuity certificate on the surviving Annuitant until such time that the Certificate Owner exercises the right to designate another joint Annuitant as set forth in the "Rights of Certificate Owner" provision.)
 A request for change of Annuitant(s) must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address and will not take effect until recorded by the Company.

ANNUITY ACCOUNT. The account which is comprised of the Fixed and Variable Accounts with respect to this certificate.

ANNUITY ACCOUNT VALUE. The account value which at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this certificate. Applicable premium taxes, if any, will be deducted when the Annuity Account Value amount to be applied under the Annuity Benefit, Death Ben-efit, Cash Withdrawals or Penalty-Free Withdrawal and Annuitization provisions is determined.

ANNUITY DATE. The date on which Income Payments begin upon annuitization of the certificate.

CERTIFICATE DATE.  The date this certificate takes effect.

CERTIFICATE OWNER (OR "OWNER"). The Certificate Owner is defined under "Ownership, Assignment and Beneficiary Provisions." The term "Owner," by itself, shall mean Certificate Owner.

CERTIFICATE YEARS AND CERTIFICATE ANNIVERSARIES. All Certificate Years and Certificate Anniversaries are 12-month periods measured from the Certificate Date.

CONTRACT OWNER.  The person or entity designated in the Certificate
Specifications.

DAILY M&E RATE. The rate applied by the Company as a percentage of each Variable Account Sub-Account's asset value to determine the M&E charge for its assumption of mortality and expense risks for a 24-hour period.

CERTIFICATE DATE.  The date on which the certificate becomes effective.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

EXPIRATION DATE(S).  The date(s) on which Guaranteed Period(s), if any, end.

FIXED ACCOUNT. The term "Fixed Account" under this certificate means all Sub-Account(s) associated with Guaranteed Period(s) and Guaranteed Interest Rate(s). Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Variable Account Sub-Accounts in which Premium Payments, or Transfers in accordance with the "Transfer Privilege" provision, may be invested. GUARANTEED PERIOD. The Guaranteed Period is the period for which interest, at either an initial or subsequent Guaranteed Interest Rate will be credited to an amount under a Fixed Account Sub-Account.

HOME OFFICE. The term "Home Office" means Connecticut General Life Insurance Company, the mailing address of which for this certificate is CIGNA Individual Insurance, Annuity & Variable Life Service Center, Routing S249, Hartford, Connecticut 06152-2249.

IN WRITING. The term "in writing" means in a written form satisfactory to the Company and received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

INCOME PAYMENTS. Income Payments are the amounts payable under this certificate as determined by the settlement options provisions of the certificate.

PAYOUT PERIOD. The period during which Income Payments are made under this certificate.

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Fixed Account associated with specific Guaranteed Period(s) and Guaranteed Interest Rate(s) and that portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DATE. Any day on which the New York Stock Exchange ("NYSE") is open for business, except a day during which trading on the NYSE is restricted or on which an emergency exists as a result of which the valuation or disposal of securities is not reasonably practicable.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Date and ending at the close of business on the next Valuation Date.

VARIABLE ACCOUNT. The term "Variable Account" under this certificate means all Sub-Account(s) associated with investments in the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with general liabilities of the Company.

VARIABLE ANNUITY UNITS. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account during the Payout Period.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account before the Payout Period.

                          PREMIUM PAYMENT PROVISIONS

PREMIUM PAYMENTS. Premium Payments are payable to the Company at its Annuity & Variable Life Service Center's Mailing Address (or its lockbox address) or to an authorized agent of the Company. A Company receipt will be furnished upon request. The Initial Premium Payment is the amount paid to the Company as consideration for the benefits provided under the certificate on the Certificate Date. Subsequent Premium Payments may be paid to the Company from time to time after the Certificate Date and prior to the Annuity Date. The Company will not accept any Premium Payment which is less than the minimum amount requirement then in effect as determined by the Company. In addition, the prior approval of the Company is required before it will accept a Premium Payment in excess of the maximum amount limit then in effect as determined by the Company. All Premium Payments must meet the allocation requirements specified under the "Allocation of Premium Payments" provision. The payment of any amount under the certificate which is derived, all or in part, from any Premium Payments made by check or draft may be postponed until such check or draft has been honored by the finan-cial institution upon which it is drawn.

The Initial Premium Payment attributable to the certificate is shown on the Certificate Specifications page.

ALLOCATION OF PREMIUM PAYMENTS. Upon receipt by the Company at its Annuity & Variable Life Service Center's Mailing Address, each Premium Payment will be added to the Annuity Account established under the certificate. The Annuity Account is described under the "Annuity Account" provision and is comprised of Fixed Account Sub-Account(s) and Variable Account Sub-Account(s). The Initial Premium Payment will be allocated to one or more such Sub-Accounts in accordance with the allocation percentages specified by the Certificate Owner and shown in the Certificate Specifications, provided such allocations to Fixed and/or Variable Accounts conform to the Company's minimum deposit requirements in effect as of the Certificate Date.

Subsequent Premium Payments will be allocated as directed by the Certificate Owner. If no direction is given, the allocation percentages will be that which has been most recently directed for payments by the Certificate Owner. If a portion of the most recent previous Premium Payment was allocated to the Fixed Account and the allocation percentages when applied to a Subsequent Premium Payment does not produce an amount which meets the Fixed Account minimum requirements, the Company will promptly seek further instructions from the Certificate Owner regarding allocation of the premium or otherwise return the applicable portion of such Premium Payment as provided by law.

ANNUITY ACCOUNT CONTINUATION. The Annuity Account shall be continued automatically in full force from the Certificate Date until the Annuity Date or until the certificate is surrendered or annuitized, the Death Benefit is paid, or the Annuity Account Value no longer meets the requirements specified in the "Minimum Value Requirements" provision, whichever occurs first.

MINIMUM VALUE REQUIREMENTS. If no Premium Payments have been made for three consecutive years and the Annuity Account Value decreases to less than $1,000 during that period, or if any partial withdrawal decreases the Annuity Account Value to less than $1,000, the Company reserves the right to cancel the certificate and pay to the Certificate Owner an adjusted value of the Annuity Account as would be calculated under the "Determination of Amount" provision. The Company will, however, provide at least 30 days advance notice to the Certificate Owner of its intended action. During the notification period an additional Premium Payment may be made to meet the minimum value requirements.

               OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

CERTIFICATE OWNER. The Certificate Owner on the Certificate Date will be the person designated in the Certificate Specifications. If no Certificate Owner is designated, the Annuitant(s) will be the Certificate Owner.

RIGHTS OF CERTIFICATE OWNER. The Certificate Owner may exercise all rights and privileges under the certificate including the right to: (a) agree with the Company to any change in or amendment to the certificate, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant(s) any time prior to the Annuity Date or name a new Annuitant if the Annuitant, or one of the Annuitants named under a joint life annuity, predeceases the Certificate Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the certificate.

All rights and privileges of the Certificate Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Certificate Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee on record with the Company.

TRANSFER OF CERTIFICATE OWNERSHIP. The Certificate Owner may transfer all rights and privileges of the Certificate Owner. On the effective date of transfer, (a) the transferee will become the Certificate Owner and will have all the rights and privileges of the Certificate Owner, and (b) the amount of Death Benefit applicable under the certificate will change as set forth under the "Amount of Death Benefit" provision. The Certificate Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of Certificate Ownership, or a revocation of transfer, must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address. A transfer or a revocation will not take effect until recorded in writing by the Company at its Annuity & Variable Life Service Center's Mailing Address. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Certificate Owner. Any payment made or any action taken or allowed by the Company before the transfer or the revocation is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the certificate until the original assignment or a certified copy of the assignment is filed with the Company at its Annuity & Variable Life Service Center's Mailing Address.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the certificate will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Certificate Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary is the person who has the right to receive the Death Benefit set forth in the certificate and, for Non-Qualified Certificates, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code in the event of the Certificate Owner's death. The Beneficiary on the Certificate Date will be the person designated in the Certificate Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Certificate Owner will vest in the Certificate Owner or the Certificate Owner's administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address. The request must be signed by the Certificate Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Certificate Owner.

A change of Beneficiary will not take effect until recorded by the Company. When a change of Beneficiary has been so recorded, whether or not the Certificate Owner is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Certificate Owner.

                    FIXED AND VARIABLE ACCOUNTS PROVISIONS

FIXED ACCOUNT AND SUB-ACCOUNTS. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company. Any portion of Premium Payments allocated by the Certificate Owner to a Fixed Account Sub-Account will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS. The Variable Account to which the variable accumulation values, if any, under this certificate relate is shown in the Certificate Specifications. It was established pursuant to a resolution of its Board of Directors as a "separate account" under governing law of Connecticut, the Company's state of domicile, and registered as a unit investment trust under the 1940 Act. Under Connecticut law, the Variable Account assets (except assets in excess of its reserves and other certificate liabilities) cannot be charged with the general liabilities from any other business of the Company and the income, gains or losses from the Variable Account assets are credited or charged against the Variable Account without regard to the income, gains or losses of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Variable Account Sub-Account's assets are invested in shares of a particular Fund made available as a funding vehicle under this certificate. For each Variable Account Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this certificate to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Connecticut Insurance Commissioner and subject to the approval of the Superintendent of Insurance of the State of New York.

INVESTMENT RISK. Each Variable Account Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Variable Account Sub-Account's investment performance reflects the investment performance of the Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund's investment advisor or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Certificate Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of a specific Fund. The Funds available on the Certificate Date are shown in the Certificate Specifications; more may be subsequently added. The Fund is an open-end management investment company registered under the Investment Company Act of 1940. Any and all distributions made by the Fund(s) will be reinvested to purchase additional shares of that Fund at net asset value. Deductions from the Variable Account Sub-Accounts will, in effect, be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted. Assets of Variable Account Sub-Accounts will be fully invested in Fund shares at all times.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account, or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and have been approved by the Securities and Exchange Commission and such other regulatory authorities as may be necessary. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this certificate to reflect the substitution and any substitution shall be subject to the approval of the Superintendent of Insurance of the State of New York.

           CERTIFICATE VALUES DURING ACCUMULATION PERIOD PROVISIONS

PART A - FIXED ACCOUNT VALUE

GUARANTEED PERIODS. The Initial Guaranteed Period(s), if any, are selected by the Certificate Owner and are shown in the Certificate Specifications. The duration of the Initial Guaranteed Period(s) will affect the Initial Guaranteed Interest Rate(s). Any Premium Payment or the portion thereof (or amount transferred in accordance with the "Transfer Privilege" provision described below) allocated to a particular Guaranteed Period will earn interest at the specified Guaranteed Interest Rate during the Guaranteed Period. Initial Guaranteed Periods begin on the date a Premium Payment is accepted (or, in the case of a transfer, on the effective date of the transfer) and end on the Expiration Date for each duration selected.

Any portion of the Annuity Account Value comprising a particular Fixed
Account Sub-Account (including interest earned thereon) will be referred to in this certificate as the "Guaranteed Period Amount." As a result of renewals, Subsequent Payments, and transfers of portions of the Annuity Account Value, Guaranteed Amounts for Guaranteed Periods of the same duration may have different Expiration Dates, and each Guaranteed Period Amount will be treated separately for purposes of determining any Market Value Adjustment.

The Company will automatically notify the Certificate Owner in writing at least 15 but not more than 45 days prior to the Expiration Date of a Guaranteed Period with respect to a Fixed Account Sub-Account of the guaranteed period durations available and the then currently quoted interest rates. A subsequent Guaranteed Period of the same duration will begin automatically at the end of the previous Guaranteed Period unless the Company receives, in writing at its Annuity & Variable Life Service Center's Mailing Address within the 60-day period immediately preceding the end of such Guaranteed Period, an election by the Certificate Owner of a different Guaranteed Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the applicable Guaranteed Period Amount to one or more Fixed Account or Variable Account Sub-Accounts in accordance with the "Transfer Privilege" provision.

GUARANTEED INTEREST RATES. The Company will establish the applicable Guaranteed Interest Rate that will be used to determine the interest with respect to a Fixed Account Sub-Account for each Guaranteed Period at the beginning of the Guaranteed Period. This rate will be guaranteed for the duration of the appli-cable Guaranteed Period. The Initial or Subsequent Guaranteed Interest Rate will never be less than 3% per year, compounded annually. Subsequent Guaranteed Interest Rate(s) will also be determined at the beginning of Guaranteed Period(s) and may be higher or lower than the previous rate, but will never be less than 3% per year, compounded annually. (See "Minimum Surrender Value" provision.) The Company will automatically notify the Certificate Owner of the new Guaranteed Interest Rate as soon as possible after the beginning of each subsequent Guaranteed Period.

FIXED ACCUMULATION VALUE. Upon receipt of a Premium Payment by the Company at its Annuity & Variable Life Service Center's Mailing Address, all or that portion, if any, of the Premium Payment which is allocated to the Fixed Account will be credited to the Fixed Account and allocated to the Fixed Account Sub-Accounts selected by the Certificate Owner. The Fixed Accumulation Value, if any, at any time, is equal to the sum of the then current values of all Guaranteed Period Amounts with respect to this certificate.

MINIMUM SURRENDER VALUE. The Minimum Surrender Value for the Fixed Account for a given certificate year is the Premium Payment(s), or portion thereof, and transfers allocated to the Fixed Account accumulated at 3% per year, compounded annually, less the deduction of the applicable withdrawal charge(s), any prior withdrawals or transfers out of the Fixed Account, premium taxes, if any, and applicable Annuity Account Fee(s).

PART B - VARIABLE ACCOUNT VALUE

ACQUISITION AND REDEMPTION OF VARIABLE ACCUMULATION UNITS. Any dollar amounts allocated to a Variable Account Sub-Account shall be converted into Variable Accumulation Units and credited to the Variable Account Sub-Account on a unit basis. The number of Variable Accumulation Units into which a dollar amount would be converted is calculated by dividing the dollar amount by the Variable Accumulation Unit Value for the particular Sub-Account. Any redemption of units from a Variable Account Sub-Account will be processed at the end of a Valuation Period, including any units redeemed to fund a monthly deduction, and shall result in the redemption and cancellation of Variable Accumulation Units having an aggregate dollar value equal to the amount of such withdrawal.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value at the beginning of the first Valuation Period of each Variable Account Sub-Account was established at $10.00. The Variable Accumulation Unit value in any later Valuation Period is equal to the net asset value per unit of the particular Sub-Account as of the end of such Valuation Period.

VARIABLE ACCUMULATION VALUE. The Variable Accumulation Value of the Annuity Account, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Variable Account Sub-Account credited to the Variable Account with respect to this certificate at the end of such Valuation Period. The Variable Accumulation Value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Variable Account Sub-Account with respect to this certificate at the end of a Valuation Period, by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

NET INVESTMENT FACTOR. An index, calculated as described below, that provides a measure of the investment performance of a Variable Account Sub-Account for each Valuation Period. The Net Investment Factor is equal
to A+B-C      where:
   ----- - E
     D

     A is the net asset value per unit of the Fund held in the Variable Account Sub-Account (such net asset value being determined as described in the prospectus for the Fund) as of the end of the Valuation Period;

     B is any dividend or other distribution payable with respect to units held of record during the Valuation Period;

     C is the per unit amount of any tax determined by the Company to be attributable to the operation of the Variable Account Sub-Account during such Valuation Period;

     D is the net asset value of each unit of the Fund as of the close of business on the Valuation Date immediately preceding the Valuation Period; and

     E is the sum of the Daily M&E Rate plus the Daily Administrative Rate, multiplied by the number of 24-hour periods included in the Valuation Period.

The Net Investment Factor may be 1.0 or may be greater or less than 1.0, reflecting the possibility that the Variable Accumulation Unit Value of a particular Variable Account Sub-Account may remain the same, increase or decrease.

PART C - GENERAL

ANNUITY ACCOUNT. The Company will establish an Annuity Account under the certificate and will maintain the Annuity Account during the Accumulation Period. The Annuity Account Value at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this certificate.

TRANSFER PRIVILEGE. At any time during the Accumulation Period, other than during the "Right to Examine Certificate" period, the Certificate Owner may transfer all or part of the Annuity Account Value to one or more of the Fixed or Variable Account Sub-Accounts then available under the certificate, subject to the provisions set forth below. Transfers must be made in writing. Transfer requests must be received at the Company's Annuity & Variable Life Service Center prior to the time of day set forth in the prospectus, and provided the New York Stock Exchange is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the New York Stock Exchange is open for business.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account at the end of the Valuation Period for which the transfer is effective. Transfers to a Fixed Account Sub-Account will result in a new Guaranteed Period for the amount being transferred. Any such Guaranteed Period will begin on the effective date of the transfer. The amount transferred into such Fixed Account Sub-Account will earn interest at the Guaranteed Interest Rate declared by the Company for that Guaranteed Period as of the effective date of the transfer.

Transfers shall be subject to the following conditions: (a) Not more than 12 transfers may be made per Certificate Year (including the frequency limitation shown in the Certificate Specifications with respect to transfers from the Fixed Account), unless otherwise authorized in writing by the Company; (b) No withdrawal charge will be imposed on transferred amounts, however, transfers of all or a portion out of a Fixed Account Sub-Account may be subject to the Market Value Adjustment set forth below unless such transfer is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision; (c) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect;
(e) The amount transferred to any Fixed Account Sub-Account may not be less than $2,000, or $100 to a Variable Sub-Account; (f) Unless a transfer out of a Fixed Account Sub-Account is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision, the amount transferred from each Fixed Account Sub-Account during any certificate year may not exceed the limits shown in the Certificate Specifications; (g) Any value remaining in a Fixed Account Sub-Account may not be less than $2,000, or a Variable Account Sub-Account may not be less than $50; (h) The Company reserves the right to defer transfers of amounts from the Fixed Account for a period not to exceed six months from the date the request for such transfer is received by the Company in writing or by telephone, if such has been previously authorized, at its Annuity & Variable Life Service Center; and (i) Transfers involving Variable Account Sub-Account(s) shall be subject to such terms and conditions as may be imposed by the Funds.

TRANSFER FEE. The Company reserves the right to charge a fee up to $10 for each transfer prior to the Annuity Date if there have been more than twelve transfers made in the Certificate Year.

ANNUITY ACCOUNT FEE. Prior to the Annuity Date, on the anniversary date of each Certificate Year the Company will deduct from the value of the Annuity Account the annual Annuity Account Fee, if any, shown in the Schedule of Charges, Expenses and Fees to reimburse it for administrative expenses relating to the Annuity Account. The Annuity Account Fee will be deducted on a pro rata basis from amounts allocated to each Fixed and Variable Account Sub-Account in which the Annuity Account values are invested at the time of such deduction. If the Annuity Account is surrendered for its full value, the Annuity Account Fee will be deducted in full at the time of such surrender. On the Annuity Date the value of the Annuity Account will be reduced by a proportionate amount of the Annuity Account Fee to reflect the time elapsed between the last valuation date of the most recent Certificate Year and the day before the Annuity Date.

               CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                          VALUE ADJUSTMENT PROVISIONS

CASH WITHDRAWALS. At any time before the Annuity Date, the Certificate Owner may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received at the Company's Annuity & Variable Life Service Center's Mailing Address. Any cash withdrawal payment will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts withdrawn from the Variable Account in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company at its Annuity & Variable Life Service Center's Mailing Address. If payment from the Fixed Account is deferred for more than 10 working days from the date the request is received, the Company will pay annual interest on the amount deferred in accordance with the interest rate than required by law from the date the Company receives the request.

The amount of the cash withdrawal payment may be for any amount not to exceed the Annuity Account Value at the end of the Valuation Period during which the election becomes effective, plus or minus any applicable Market Value Adjustment, and less any applicable withdrawal charge and premium taxes. In the case of a full surrender, the Annuity Account will be canceled and the cer-tificate will terminate. A partial withdrawal will result in a decrease in the Annuity Account Value by an amount with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable Market Value Adjustment, any applicable withdrawal charge and premium taxes.

In the case of a partial withdrawal, the Certificate Owner must instruct the Company as to the amounts to be withdrawn from each Fixed and/or Variable Account Sub-Account. If not so instructed, the Company will effect such withdrawal from each Fixed and/or Variable Sub-Account in proportion to the then current Sub-Account values. Partial withdrawals cannot reduce any Fixed Account Sub-Account below $2,000 or any Variable Account Sub-Account below $50. Such partial withdrawals will be treated as a full surrender of that Sub-Account and the balance will be transferred to the largest Variable Account Sub-Account, if any. Partial withdrawals may not reduce the total Annuity Account Value below $1,000. (See "Minimum Value Requirements" provision.) Such partial withdrawals may be treated as a full surrender.

Cash withdrawals from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Annuity Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Variable Account Sub-Account is reduced.
The cancellation of such units will be based on the Variable Accumulation Unit values of the Variable Account Sub-Account at the end of the Valuation Period during which the cash withdrawal is effective.

               CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                   VALUE ADJUSTMENT PROVISIONS (CONTINUED)

All cash withdrawals or transfers of any portion of Fixed Account
Sub-Accounts, except those specified otherwise under "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to the Market Value Adjustment described below.

WITHDRAWAL CHARGES. If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The length of time between the Company acceptance of the Premium Payment(s) and the receipt of a withdrawal request determines the withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a Premium Payment previously accepted (or a portion thereof). Premium Payments will be deemed to have been withdrawn in the order in which the Premium Payments were received by the Company (i.e., oldest premium first). After all Premium Payments have been deemed withdrawn, the Company will deem further withdrawals to be from net investment results attributable to such Premium Payments, if any. The schedule of withdrawal charges is set forth in the "Schedule of Charges, Expenses and Fees." On withdrawal, any applicable Annuity Account Fee and Market Value Adjustment will be deducted before application of any withdrawal charge.

Withdrawal charges are deducted proportionately from the Fixed and/or Variable Account Sub-Account(s) from which the withdrawal is to be made, provided such Sub-Account(s) have sufficient account value(s) for making such deduction(s). If any of the account value(s) of such Sub-Account(s), however, are insufficient, its remaining withdrawal charges will be deducted on a pro rata basis from all Fixed and/or Variable Account Sub-Accounts in proportion to the then current account value(s) of Such Sub-Account(s).

See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions" for situations in which a withdrawal charge is not imposed.

For the purpose of any qualified plan riders which may be attached to this certificate, the term "Surrender Charge" wherever referenced therein, shall mean "withdrawal charge" as set forth above.

MARKET VALUE ADJUSTMENT. Any cash withdrawal or transfer from a Fixed Account Sub-Account, except those specified otherwise under the "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to a Market Value Adjustment.

The amount payable on such cash withdrawal or transfer may be adjusted up or down by the application of the Market Value Adjustment, a detailed description of which has been filed with the Superintendent of Insurance. The Index Rate Factor applicable to the amount of such cash withdrawal or transfer is:

                                             N
                                        (1+A)
                                        -----
                                             N
                                        (1+B)

where:

A = an Index Rate which is the Treasury Constant Maturity Series (defined below) for a period with time to maturity equal to the Guaranteed Period and which is declared for the Friday occurring within the calendar week which 2 weeks earlier than the calendar week during which the Certificate Date of this certificate occurs.*

B = an Index Rate which is the Treasury Constant Maturity Series (defined below) for a period with time to maturity equal to the Guaranteed Period and which is declared for the Friday occurring within the calendar week which 2 weeks earlier than the calendar week during which the applicable partial or full surrender of this contract occurs*, plus the percentage adjustment to "B" as shown in the Certificate Specifications. If Index Rates "A" and "B" are within .25% of each other when the Index Rate Factor is determined, no such percentage adjustment to "B" will be made.

N = The number of years remaining in the applicable Guaranteed Period (e.g. 1 year and 73 days = 1 + (73 divided by 365) = 1.2 years)

                CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                    VALUE ADJUSTMENT PROVISIONS (CONTINUED)

As used herein, "Treasury Constant Maturity Series rate" means the applicable yield rate shown in the Federal Reserve Statistical Release (Report H.15) published each Monday by the Federal Reserve Board of Governors.

If such yields are no longer published, the Company will substitute an appropriate index of publicly traded obligations, subject to the approval of the Superintendent of Insurance of the State of New York.

Straight-line interpolation is used for periods to maturity not quoted.

       PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS

PENALTY-FREE PARTIAL WITHDRAWALS OR TRANSFERS. Upon request in writing, the Certificate Owner may, during any Certificate Year prior to the Annuity Date, withdraw up to [15%] of the Premium Payment(s) or portion remaining thereof, without incurring a withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a portion of a Premium Payment previously accepted. Premium Payments will be deemed to be withdrawn in the order in which they were received by the Company (i.e., the oldest premium first).
Any such withdrawal from a Fixed Account Sub-Account may be subject to a Market Value Adjustment unless the withdrawal is made at the end of a Guaranteed Period as set forth below. The Certificate Owner must specify from which Fixed and/or Variable Account Sub-Accounts the withdrawal is to be made, otherwise the Company may effect such withdrawal on a proportionate basis from all Fixed and/or Variable Account Sub-Accounts in which the Annuity Account is invested.

Such partial withdrawals may be either taken as a lump sum or, upon consent of the Company, paid in equal installments.

No withdrawal charge will be imposed on any withdrawal with respect to a Premium Payment after the end of the seventh year following the Company's acceptance of that Premium Payment.

The Certificate Owner may also transfer amounts within the Annuity Account during the Accumulation Period without the application of a withdrawal charge, however, any transfers would be subject to any terms and conditions as may be imposed under the "Transfer Privilege" provision.

FULL OR PARTIAL WITHDRAWALS AND TRANSFERS AT THE END OF A GUARANTEED PERIOD. No Market Value Adjustment will be imposed on a full or partial withdrawal or transfer made from a Fixed Account Sub-Account which becomes effective at the end of the applicable initial or subsequent Guaranteed Period. In such event, the Certificate Owner's proper request for withdrawal or transfer must be received at the Company's Annuity & Variable Life Service Center's Mailing Address within a 45-day period immediately preceding the end of such Guaranteed Period.

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT ON DEATH OR ANNUITY DATE. No withdrawal charge or Market Value Adjustment will be imposed upon payments made under the Annuity Benefit or Death Benefit provisions of this certificate.

PENALTY-FREE ANNUITIZATION. At any time the Certificate Owner may request in writing payment of the then current Annuity Account Value in accordance with any one of the settlement options set forth in this certificate. In such event, no withdrawal charge or Market Value Adjustment will be imposed at the time such settlement is made. Such annuitization will automatically result in a change in the Annuity Date to the date Income Payments commence under the settlement option elected.

ANNUITY BENEFIT. On the Annuity Date the Company will pay all or a part of the adjusted value of the Annuity Account (as set forth below) in cash or apply it in accordance with the settlement option(s) elected by the Certificate Owner. However, if the amount to be applied under any settlement option is less than $5,000, or if the first Income Payment payable in accordance with such option is less than $50, the Company will pay the adjusted value in a single payment to the payee designated by the Certificate Owner.

ANNUITY DATE. The Annuity Date selected by the Certificate Owner is shown in the Certificate Specifications. The Annuity Date may be changed from time to time by the Certificate Owner by notifying the Company in writing. The notice must be received at the Company's Annuity & Variable Life Service Center's Mailing Address at least 45 days prior to the Annuity Date then in effect. The new Annuity Date selected must be at least 30 days after the effective date of the change and not later than the Annuitant's 85th birthday.

After the Annuity Date, no change of a settlement option is permitted, no payments may be requested under the "Cash Withdrawals" provision of the certificate, and no Death Benefit is payable under the certificate except as otherwise specified under the settlement option selected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO ANNUITY BENEFIT. During the lifetime of the Certificate Owner and prior to the Annuity Date, the Certificate Owner may elect to have the adjusted value of the Annuity Account applied on the Annuity Date under one or more of the settlement options set forth in this certificate, or under any other settlement option as agreed to by the Company. The Certificate Owner may also change any election, but any election or change of election must be received at the Company's Annuity & Variable Life Service Center's Mailing Address at least 45 days prior to the Annuity Date. The election or change of election may be made by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address written notice in such form as the Company may require. If no such election is in effect on the 30th day prior to the Annuity Date, the adjusted value of the Annuity Account will be applied under a Life Annuity with 120 months guaranteed. In such situation, the portion of the adjusted value of the Annuity Account to be applied for a Fixed Life Annuity under the Second Option and/or a Variable Life Annuity under Option II will be determined on a pro rata basis from the composition of the Annuity Account on the Annuity Date.

DETERMINATION OF AMOUNT. On the Annuity Date the Annuity Account will be canceled and the adjusted value of the Annuity Account to be applied under the settlement options provisions shall be equal to the Annuity Account Value for the Valuation Period which ends immediately preceding the Annuity Date, minus any applicable premium or similar tax. For the purposes of any qualified plan riders which may be attached to this certificate, the term "Annuity Value," wherever referenced therein, shall mean the "adjusted value of the Annuity Account" as defined above.

INCOME PAYMENT BENEFITS. On the Annuity Date, the adjusted value of the Annuity Account as determined under the "Determination of Amount" provision may be applied, as elected by the Certificate Owner, under one or more of the settlement options set forth in the certificate to effect: (a) a Fixed Income Payment Benefit or a Variable Income Payment Benefit; or (b) a combination of the Fixed Income Payment Benefit and the Variable Income Payment Benefit. If a combination Fixed and Variable Income Payment Benefit is elected, the Certificate Owner may specify the amount to be allocated to the Fixed Income Payment Benefit and the amount to be allocated to the Variable Income Payment Benefit. Such election and allocation may also be made by a Beneficiary to the extent provided in the "Election and Effective Date of Election with Respect to Death Benefit Provision."

DEATH BENEFIT. If the Certificate Owner dies before the Annuity Date, the Company will pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Certificate Owner in accordance with the "Payment of Death Benefit" provision. If there is no designated Beneficiary living on the date of death of the Certificate Owner, the Company will pay the Death Benefit, upon receipt of due proof of the death of both the Certificate Owner and the designated Beneficiary, in one sum to the estate of the Certificate Owner. If the death of the Certificate Owner occurs on or after the Annuity Date, no death benefit will be payable under the contract except as may be provided under the settlement option elected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO DEATH BENEFIT. During the lifetime of the Annuitant and prior to the Annuity Date, the Certificate Owner may elect one or more of the settlement options set forth in this certificate to effect an annuity for the Beneficiary as payee after the death of the Certificate Owner. This election may be made or subsequently revoked by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address a written election or revocation of an election in such form as required by the Company.

Any election or revocation of an election of a method of settlement of the Death Benefit will become effective on the date it is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

Unless otherwise specified in writing by the Certificate Owner, the Beneficiary may elect (a) to receive the Death Benefit as a cash payment, in which event the Annuity Account will be canceled, or (b) to have the Death Benefit applied under one or more of the settlement options set forth under the certificate. This election may be made by filing with the Company a written request in a form as required by the Company. Any written request for an election of a settlement option for the Death Benefit by the Beneficiary will become effective on the later of (a) the date the request is received by the Company at its Annuity & Variable Life Service Center's Mailing Address; or (b) the date due proof of the death of the Certificate Owner is received by the Company at its Annuity & Variable Life Service Center's Mailing Address. If a written request for a settlement option by the Beneficiary is not received by the Company within 60 days following the date due proof of the death of the Certificate Owner is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of the 60-day period.

Notwithstanding the above, the Certificate Owner or Beneficiary may only elect a settlement option which provides for the distribution of the entire Death Benefit to the Beneficiary within five years of the Certificate Owner's death unless; (a) the entire interest in the certificate is distributed over the life of the Beneficiary, with distributions beginning within one year of the Certificate Owner's death; (b) the entire interest in the certificate is distributed over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Certificate Owner's death; or (c) the Beneficiary is the deceased Certificate Owner's spouse and elects to continue the certificate and become the new Certificate Owner, but in no event may such an election be made under this certificate more than once.

For purposes of Section 72(s) of the Internal Revenue Code, if any Certificate Owner is not an individual, the death or change of any Annuitant is treated as the death of an Certificate Owner, and if the Certificate Owner is grantor trust within the meaning of the Internal Revenue Code, the death of the grantor of such trust is also treated as the death of an Certificate Owner.

PAYMENT OF DEATH BENEFIT. If the Death Benefit is to be paid in cash to the Beneficiary, payment will be made within 7 days of the date the election becomes effective or is deemed to become effective, provided due proof of the death of the Certificate Owner is received by the Company at its Annuity & Variable Life Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the Death Benefit is to be paid in one sum to the estate of the deceased Certificate Owner, payment will be made within 7 days of the date due proof of the death of the Certificate Owner and/or Beneficiary is received by the Company at its Annuity & Variable Life Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If settlement under the settlement option provisions is elected, the Income Payments will commence 30 days following the effective date or the deemed effective date of the election and the Annuity Account will be maintained in effect until such Income Payments commence.

AMOUNT OF DEATH BENEFIT. The Death Benefit is determined as of the effective date or deemed effective date of the Death Benefit election and is equal to the greatest of (a) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective, (b) the sum of all the Premium Payment(s) made under the certificate less the sum of all partial withdrawals, or (c) the highest Annuity Account Value ever attained on a Certificate Anniversary date, occurring on or before the Certificate Owner's 80th birthday (or the Annuitant's 80th birthday in the case of a non-natural Certificate Owner), with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Certificate Anniversary Date. However, the Death Benefit on or after the Certificate Owner's 90th birthday (if a natural person) will be the greater of the sum of all the Premium Payment(s) with adjustments for any partial withdrawals and charges made under the certificate since the Certificate Date or the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective.

On and after the effective date of each transfer of Certificate Ownership, the Amount of Death Benefit will be equal to the greatest of 1) the sum of Premium Payments made prior to the date of such transfer of Certificate Ownership, less the sum of all withdrawals made on or before the effective date of such transfer, plus the sum of all Premium Payments made on or after the effective date of such transfer, less the sum of all partial withdrawals made on or after the effective date of such transfer, 2) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective, or 3) the highest Annuity Account Value ever attained on a Certificate Anniversary date occurring on or after the date of such transfer of Certificate Ownership, with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Certificate Anniversary Date.

SECTION 72(s). The provisions above will be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

                              GENERAL PROVISIONS

THE CERTIFICATE. The certificate constitutes the entire certificate between the parties.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of the Company may make or modify this certificate.

The certificate is executed at the Company's Home Office, the mailing address of which for this certificate is CIGNA Individual Insurance, Annuity & Variable Life Service Center, Routing S249, Hartford, Connecticut 06152-2249.

MODIFICATION OF CERTIFICATE. The Company reserves the right to modify this certificate to meet the requirements of applicable state and federal laws or regulations. The Company will notify the Certificate Owner in writing of any changes.

NON-PARTICIPATION. The certificate is not entitled to share in surplus distribution.

LOANS.  Loans are not permitted under this certificate.

DETERMINATION OF VALUES. The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Certificate Owner, and any Beneficiary or payee. Any paid-up annuity, cash surrender or death benefits that may be available under the contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

ENDORSEMENT OF INCOME PAYMENTS. The Company will make each Income Payment at the Home Office by check. Each check must be personally endorsed by the payee/Annuitant, or the Company may require that proof of the payee/Annuitant's survival be furnished.

MISSTATEMENT OF AGE. If the age of an Annuitant is misstated, the amount payable under the certificate will be adjusted to be the amount of Income which the actual premium paid would have purchased for the correct age according to the Company's rates in effect on the Certificate Date. Any overpayment by the Company, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by the Company will be paid in a lump sum, with interest at the rate of 6% per year, compounded annually.

CLAIMS OF CREDITORS. To the extent permitted by law, no amounts payable under this certificate will be subject to the claims of creditors of any payee.

PERIODIC REPORTS. At least once each calendar year, the Company will furnish the Certificate Owner a report as required by law showing the Annuity Account Value at the end of the preceding year, all transactions during the year, the current Annuity Account Value, the number of Accumulation Units in each Variable Accumulation Account, the applicable Accumulation Unit Value as of the date of the report and the interest rate credited to the Fixed Account Sub-Account(s). The Company will also send such statements reflecting transactions in the Annuity Account as may be required by applicable laws, rules and regulations and any other information required by the Superintendent of Insurance.

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY

            FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CERTIFICATE
             WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the contract to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the contract.

While the Owner is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the contract, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, no surrender of the Annuity Value can be made (unless Variable Income Payments are made under Option III) and the Annuitant(s) cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will be made on the first day of the month following the Annuity Date. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

FIXED BENEFIT OPTIONS

FIXED INCOME PAYMENTS. Fixed Income Payments will remain constant pursuant to the terms of the fixed settlement option(s) selected. The amount of each Fixed Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the Annuitant's settlement age will be reduced by one year when the first instalment is payable during the 1990's, reduced by two years when the first instalment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

THIRD OPTION: CASH REFUND LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the payee will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the initial value of the proceeds applied under this option; and (b) is the dollar amount of payments already paid.

FOURTH OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any fixed benefit Optional Method of Settlement.


                                                                        (Page 1)

VARIABLE BENEFIT OPTIONS

VARIABLE INCOME PAYMENTS. The amount of the first Variable Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3%. In determining the settlement amount, the Annuitant's settlement age will be reduced by one year when the first instalment is payable during the 1990's, reduced by two years when the first instalment is payable during the decade 2000-2009 and so on.

All Variable Income Payments other than the first are determined by means of Annuity Units credited to the contract with respect to the particular payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Income Payment attributable to that Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Date. The number of Annuity Units of each Sub-Account credited with respect to the particular payee then remains fixed unless an exchange of Annuity Units is made pursuant to the "Exchange of Variable Annuity Units" section. The dollar amount of each Variable Income Payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent payment by the Annuity Unit Value for the particular Sub-Account for the first Valuation Period occurring on or immediately prior to the first day of each month.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit Value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit Value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 3% per year to establish the Annuity Payment Rates set forth in this rider. The factor is 0.99991902 for a one day valuation period.

EXCHANGE OF VARIABLE ANNUITY UNITS. After the Annuity Date the payee may, by filing a written request with the Company at its Annuity & Variable Life Service Center's Mailing Address, exchange the value of a designated number of Annuity Units of particular Variable Sub-Accounts then credited with respect to such payee into other Annuity Units, the value of which would be such that the dollar amount of an Income Payment made on the date of the exchange would be unaffected by the exchange. Unless otherwise authorized by the Company in writing, no more than 3 exchanges may be made in any Contract Year.

Exchanges may be made among the Variable Sub-Accounts only. Exchanges shall be made using the Annuity Unit Values for the Valuation Period during which the request for exchange is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

ANNUITY ACCOUNT FEE. After the Annuity Date an Annuity Account Fee amounting to $35 per year will be deducted in equal amounts from each variable Income Payment made during the calendar year. For example, this would amount to a $2.92 deduction from each monthly Variable Income Payment. No deduction will be made from Fixed Income Payments.

OPTION I: VARIABLE LIFE ANNUITY. A variable annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

                                                                        (Page 2)

OPTION II: VARIABLE LIFE ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides monthly payments during the lifetime of the annuitant and further provides that if, at the death of the annuitant, payments have been made for less than the elected period certain, which may be 60, 120, 180 or 240 months, the annuity payments will be continued during the remainder of such period.

OPTION III: VARIABLE ANNUITY CERTAIN. A variable amount payable monthly for the number of years selected which may be from 5 to 30 years. At the expiration of the period certain, no further payments of any kind are payable. If the Annuitant dies before the specified number of certain payments have been received, the remainder of the payments will be continued during the remainder of such period.

ADDITIONAL FIXED AND VARIABLE OPTIONS. Any proceeds payable under the contract may also be settled under any other method of settlement (including joint and survivor settlement options under joint life annuities) offered by the Company at the time of the request.


                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                        /s/ Thomas C. Jones

                                              PRESIDENT

                                                                        (Page 3)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - MALE

---------------------------------------------------
Settlement age of    Number of instalments certain
Annuitant nearest
   birthday          60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 10      $2.87      $2.87   $2.87    $2.87    $2.87
 11       2.89       2.89    2.89     2.88     2.88
 12       2.90       2.90    2.90     2.90     2.90
 13       2.92       2.92    2.91     2.91     2.91
 14       2.93       2.93    2.93     2.93     2.92

 15       2.95       2.95    2.95     2.94     2.94
 16       2.96       2.96    2.96     2.96     2.96
 17       2.98       2.98    2.98     2.98     2.97
 18       3.00       3.00    3.00     2.99     2.99
 19       3.02       3.02    3.01     3.01     3.01

 20       3.04       3.04    3.03     3.03     3.03
 21       3.06       3.05    3.05     3.05     3.05
 22       3.08       3.08    3.07     3.07     3.07
 23       3.10       3.10    3.09     3.09     3.09
 24       3.12       3.12    3.12     3.11     3.11

 25       3.14       3.14    3.14     3.14     3.13
 26       3.17       3.17    3.16     3.16     3.15
 27       3.19       3.19    3.19     3.19     3.18
 28       3.22       3.22    3.22     3.21     3.20
 29       3.25       3.25    3.24     3.24     3.23

 30       3.28       3.28    3.27     3.27     3.26
 31       3.31       3.31    3.30     3.30     3.29
 32       3.34       3.34    3.33     3.33     3.32
 33       3.37       3.37    3.37     3.36     3.35
 34       3.41       3.41    3.40     3.39     3.38

 35       3.44       3.44    3.44     3.43     3.41
 36       3.48       3.48    3.48     3.46     3.45
 37       3.52       3.52    3.52     3.50     3.48
 38       3.57       3.56    3.56     3.54     3.52
 39       3.61       3.61    3.60     3.58     3.56

 40       3.66       3.65    3.65     3.63     3.60
 41       3.71       3.70    3.69     3.67     3.64
 42       3.76       3.75    3.74     3.72     3.68
 43       3.81       3.81    3.79     3.77     3.73
 44       3.87       3.86    3.85     3.82     3.77

 45       3.93       3.92    3.90     3.87     3.82
 46       3.99       3.98    3.96     3.92     3.87
 47       4.05       4.05    4.02     3.98     3.92
 48       4.12       4.11    4.09     4.04     3.97
 49       4.19       4.18    4.15     4.10     4.03

 50       4.27       4.26    4.22     4.17     4.08
 51       4.34       4.33    4.30     4.23     4.14
 52       4.43       4.41    4.37     4.30     4.20
 53       4.51       4.50    4.45     4.37     4.26
 54       4.60       4.59    4.54     4.45     4.32

 55       4.70       4.68    4.62     4.53     4.39
 56       4.80       4.78    4.72     4.61     4.45
 57       4.91       4.89    4.82     4.69     4.51
 58       5.03       5.00    4.92     4.78     4.58
 59       5.15       5.12    5.03     4.87     4.65

 60       5.28       5.25    5.14     4.96     4.71
 61       5.43       5.39    5.27     5.06     4.78
 62       5.58       5.53    5.39     5.16     4.84
 63       5.74       5.69    5.53     5.26     4.90
 64       5.91       5.85    5.66     5.36     4.96

 65       6.10       6.03    5.81     5.46     5.02
 66       6.30       6.21    5.96     5.56     5.08
 67       6.51       6.41    6.12     5.66     5.13
 68       6.73       6.62    6.28     5.77     5.18
 69       6.97       6.84    6.44     5.86     5.23

 70       7.23       7.07    6.61     5.96     5.27
 71       7.51       7.32    6.79     6.05     5.31
 72       7.80       7.58    6.96     6.14     5.34
 73       8.12       7.85    7.14     6.23     5.37
 74       8.46       8.14    7.32     6.31     5.40

 75       8.82       8.45    7.50     6.38     5.42
 76       9.21       8.76    7.67     6.45     5.44
 77       9.63       9.10    7.84     6.51     5.45
 78      10.08       9.44    8.01     6.57     5.47
 79      10.56       9.80    8.17     6.62     5.48

 80      11.07      10.17    8.33     6.66     5.49
 81      11.62      10.55    8.48     6.70     5.49
 82      12.20      10.94    8.61     6.73     5.50
 83      12.82      11.33    8.74     6.76     5.50
 84      13.47      11.73    8.86     6.79     5.51

 85      14.17      12.12    8.97     6.81     5.51
---------------------------------------------------

                                                                        (Page 4)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - FEMALE
---------------------------------------------------
Settlement age of    Number of instalments certain
 Annuitant nearest
     birthday        60      120      180      240
---------------------------------------------------
Age  Life Annuity
 10      $2.80      $2.80   $2.80    $2.80    $2.80
 11       2.81       2.81    2.81     2.81     2.81
 12       2.82       2.82    2.82     2.82     2.82
 13       2.83       2.83    2.83     2.83     2.83
 14       2.85       2.85    2.85     2.84     2.84

 15       2.86       2.86    2.86     2.86     2.86
 16       2.87       2.87    2.87     2.87     2.87
 17       2.89       2.89    2.89     2.88     2.88
 18       2.90       2.90    2.90     2.90     2.90
 19       2.92       2.92    2.92     2.91     2.91

 20       2.93       2.93    2.93     2.93     2.93
 21       2.95       2.95    2.95     2.95     2.94
 22       2.96       2.96    2.96     2.96     2.96
 23       2.98       2.98    2.98     2.98     2.98
 24       3.00       3.00    3.00     3.00     2.99

 25       3.02       3.02    3.02     3.02     3.01
 26       3.04       3.04    3.04     3.03     3.03
 27       3.06       3.06    3.06     3.06     3.05
 28       3.08       3.08    3.08     3.08     3.07
 29       3.10       3.10    3.10     3.10     3.09

 30       3.13       3.13    3.12     3.12     3.12
 31       3.15       3.15    3.15     3.14     3.14
 32       3.18       3.18    3.17     3.17     3.16
 33       3.20       3.20    3.20     3.20     3.19
 34       3.23       3.23    3.23     3.22     3.22

 35       3.26       3.26    3.26     3.25     3.24
 36       3.29       3.29    3.29     3.28     3.27
 37       3.32       3.32    3.32     3.31     3.30
 38       3.35       3.35    3.35     3.34     3.33
 39       3.39       3.39    3.38     3.38     3.37

 40       3.42       3.42    3.42     3.41     3.40
 41       3.46       3.46    3.46     3.45     3.43
 42       3.50       3.50    3.50     3.49     3.47
 43       3.54       3.54    3.54     3.53     3.51
 44       3.59       3.59    3.58     3.57     3.55

 45       3.64       3.63    3.63     3.61     3.59
 46       3.68       3.68    3.67     3.66     3.63
 47       3.73       3.73    3.72     3.71     3.68
 48       3.79       3.79    3.77     3.76     3.72
 49       3.84       3.84    3.83     3.81     3.77

 50       3.90       3.90    3.89     3.86     3.82
 51       3.97       3.96    3.95     3.92     3.88
 52       4.03       4.03    4.01     3.98     3.93
 53       4.10       4.10    4.08     4.04     3.99
 54       4.18       4.17    4.15     4.11     4.04

 55       4.25       4.25    4.22     4.18     4.11
 56       4.34       4.33    4.30     4.25     4.17
 57       4.42       4.41    4.38     4.32     4.23
 58       4.52       4.51    4.47     4.40     4.30
 59       4.61       4.60    4.56     4.48     4.37

 60       4.72       4.70    4.66     4.57     4.44
 61       4.83       4.81    4.76     4.66     4.51
 62       4.95       4.93    4.87     4.75     4.58
 63       5.08       5.05    4.98     4.85     4.65
 64       5.21       5.18    5.10     4.95     4.72

 65       5.36       5.32    5.22     5.05     4.79
 66       5.51       5.47    5.36     5.16     4.86
 67       5.67       5.63    5.50     5.26     4.93
 68       5.85       5.80    5.65     5.37     5.00
 69       6.04       5.98    5.80     5.49     5.06

 70       6.25       6.18    5.97     5.60     5.12
 71       6.47       6.39    6.14     5.71     5.18
 72       6.71       6.62    6.32     5.83     5.23
 73       6.98       6.86    6.50     5.94     5.28
 74       7.26       7.12    6.69     6.04     5.32

 75       7.57       7.40    6.89     6.14     5.35
 76       7.90       7.69    7.09     6.24     5.39
 77       8.26       8.01    7.29     6.33     5.41
 78       8.65       8.34    7.49     6.41     5.43
 79       9.08       8.70    7.69     6.49     5.45

 80       9.54       9.07    7.89     6.55     5.47
 81      10.03       9.47    8.08     6.61     5.48
 82      10.58       9.88    8.26     6.66     5.49
 83      11.16      10.31    8.43     6.70     5.49
 84      11.80      10.75    8.59     6.74     5.50

 85      12.48      11.20    8.74     6.77     5.50
---------------------------------------------------


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
---------------------------------------------------
   Numbers of years       Amount of each instalment
     during which
  instalments will be
         paid                Annual         Monthly
---------------------------------------------------
          5                  $ 211.99       $ 17.91
          6                    179.22         15.14
          7                    155.83         13.16
          8                    138.31         11.68
          9                    124.69         10.53
         10                    113.82          9.61

         11                    104.93          8.86
         12                     97.54          8.24
         13                     91.29          7.71
         14                     85.95          7.26
         15                     81.33          6.87
         16                     77.29          6.53

         17                     73.74          6.23
         18                     70.59          5.96
         19                     67.78          5.73
         20                     65.26          5.51
         25                     55.76          4.71
---------------------------------------------------

                                                                        (Page 5)

                         OPTIONAL METHODS OF SETTLEMENT


This rider is made part of the contract to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the contract.

While the Owner is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the contract, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, no surrender of the Annuity Value can be made (unless Variable Income Payments are made under Option
III) and the Annuitant(s) cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will be made on the first day of the month following the Annuity Date. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

FIXED BENEFIT OPTIONS

FIXED INCOME PAYMENTS. Fixed Income Payments will remain constant pursuant to the terms of the fixed settlement option(s) selected. The amount of each Fixed Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the Annuitant's settlement age will be reduced by one year when the first instalment is payable during the 1990's, reduced by two years when the first instalment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

THIRD OPTION: CASH REFUND LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the payee will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the initial value of the proceeds applied under this option; and (b) is the dollar amount of payments already paid.

FOURTH OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any fixed benefit Optional Method of Settlement.


                                                                        (Page 1)

VARIABLE BENEFIT OPTIONS

VARIABLE INCOME PAYMENTS. The amount of the first Variable Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3%. In determining the settlement amount, the Annuitant's settlement age will be reduced by one year when the first instalment is payable during the 1990's, reduced by two years when the first instalment is payable during the decade 2000-2009 and so on.

All Variable Income Payments other than the first are determined by means of Annuity Units credited to the contract with respect to the particular payee.
The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Income Payment attributable to that Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Date. The number of Annuity Units of each Sub-Account credited with respect to the particular payee then remains fixed unless an exchange of Annuity Units is made pursuant to the "Exchange of Variable Annuity Units" section. The dollar amount of each Variable Income Payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent payment by the Annuity Unit Value for the particular Sub-Account for the first Valuation Period occurring on or immediately prior to the first day of each month.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit Value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit Value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 3% per year to establish the Annuity Payment Rates set forth in this rider. The factor is 0.99991902 for a one day valuation period.

EXCHANGE OF VARIABLE ANNUITY UNITS. After the Annuity Date the payee may, by filing a written request with the Company at its Annuity & Variable Life Service Center's Mailing Address, exchange the value of a designated number of Annuity Units of particular Variable Sub-Accounts then credited with respect to such payee into other Annuity Units, the value of which would be such that the dollar amount of an Income Payment made on the date of the exchange would be unaffected by the exchange. Unless otherwise authorized by the Company in writing, no more than 3 exchanges may be made in any Contract Year.

Exchanges may be made among the Variable Sub-Accounts only. Exchanges shall be made using the Annuity Unit Values for the Valuation Period during which the request for exchange is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

ANNUITY ACCOUNT FEE. After the Annuity Date an Annuity Account Fee amounting to $35 per year will be deducted in equal amounts from each variable Income Payment made during the calendar year. For example, this would amount to a $2.92 deduction from each monthly Variable Income Payment. No deduction will be made from Fixed Income Payments.

OPTION I: VARIABLE LIFE ANNUITY. A variable annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.



                                                                        (Page 2)

OPTION II: VARIABLE LIFE ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides monthly payments during the lifetime of the annuitant and further provides that if, at the death of the annuitant, payments have been made for less than the elected period certain, which may be 60, 120, 180 or 240 months, the annuity payments will be continued during the remainder of such period.

OPTION III: VARIABLE ANNUITY CERTAIN. A variable amount payable monthly for the number of years selected which may be from 5 to 30 years. At the expiration of the period certain, no further payments of any kind are payable. If the Annuitant dies before the specified number of certain payments have been received, the remainder of the payments will be continued during the remainder of such period.

ADDITIONAL FIXED AND VARIABLE BENEFIT OPTIONS. Any proceeds payable under the contract may also be settled under any other method of settlement (including joint and survivor settlement options under joint life annuities) offered by the Company at the time of the request.


                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                        /s/ Thomas C. Jones

                                             PRESIDENT

                                                                       (Page 3)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - UNISEX

----------------------------------------------------
 Settlement age of    Number of instalments certain
 Annuitant nearest
     birthday        60      120      180      240
----------------------------------------------------
 Age   Life Annuity
  10       2.84     2.84     2.84     2.84     2.83
  11       2.85     2.85     2.85     2.85     2.85
  12       2.86     2.86     2.86     2.86     2.86
  13       2.88     2.88     2.88     2.87     2.87
  14       2.89     2.89     2.89     2.89     2.89

  15       2.91     2.90     2.90     2.90     2.90
  16       2.92     2.92     2.92     2.92     2.91
  17       2.94     2.94     2.93     2.93     2.93
  18       2.95     2.95     2.95     2.95     2.95
  19       2.97     2.97     2.97     2.96     2.96

  20       2.99     2.99     2.98     2.98     2.98
  21       3.00     3.00     3.00     3.00     3.00
  22       3.02     3.02     3.02     3.02     3.01
  23       3.04     3.04     3.04     3.04     3.03
  24       3.06     3.06     3.06     3.06     3.05

  25       3.08     3.08     3.08     3.08     3.07
  26       3.11     3.11     3.10     3.10     3.10
  27       3.13     3.13     3.13     3.12     3.12
  28       3.15     3.15     3.15     3.15     3.14
  29       3.18     3.18     3.17     3.17     3.16

  30       3.20     3.20     3.20     3.20     3.19
  31       3.23     3.23     3.23     3.22     3.22
  32       3.26     3.26     3.26     3.25     3.24
  33       3.29     3.29     3.29     3.28     3.27
  34       3.32     3.32     3.32     3.31     3.30

  35       3.35     3.35     3.35     3.34     3.33
  36       3.39     3.39     3.38     3.38     3.36
  37       3.42     3.42     3.42     3.41     3.40
  38       3.46     3.46     3.46     3.45     3.43
  39       3.50     3.50     3.49     3.48     3.47

  40       3.54     3.54     3.54     3.52     3.50
  41       3.59     3.59     3.58     3.56     3.54
  42       3.63     3.63     3.62     3.61     3.58
  43       3.68     3.68     3.67     3.65     3.62
  44       3.73     3.73     3.72     3.70     3.67

  45       3.78     3.78     3.77     3.74     3.71
  46       3.84     3.84     3.82     3.79     3.76
  47       3.90     3.89     3.88     3.85     3.80
  48       3.96     3.95     3.93     3.90     3.85
  49       4.02     4.02     3.99     3.96     3.91

  50       4.09     4.08     4.06     4.02     3.96
  51       4.16     4.15     4.13     4.08     4.01
  52       4.23     4.22     4.20     4.15     4.07
  53       4.31     4.30     4.27     4.21     4.13
  54       4.39     4.38     4.35     4.28     4.19

  55       4.48     4.47     4.43     4.36     4.25
  56       4.57     4.56     4.51     4.43     4.32
  57       4.67     4.65     4.60     4.51     4.38
  58       4.78     4.76     4.70     4.60     4.45
  59       4.89     4.87     4.80     4.68     4.51

  60       5.00     4.98     4.91     4.77     4.58
  61       5.13     5.10     5.02     4.87     4.65
  62       5.27     5.23     5.13     4.96     4.72
  63       5.41     5.37     5.26     5.06     4.79
  64       5.56     5.52     5.39     5.16     4.85

  65       5.73     5.68     5.52     5.27     4.92
  66       5.90     5.84     5.67     5.37     4.98
  67       6.09     6.02     5.82     5.48     5.04
  68       6.29     6.21     5.97     5.58     5.10
  69       6.51     6.41     6.13     5.69     5.15

  70       6.74     6.63     6.30     5.79     5.20
  71       6.99     6.86     6.47     5.90     5.25
  72       7.25     7.10     6.65     6.00     5.29
  73       7.54     7.36     6.83     6.09     5.33
  74       7.85     7.63     7.02     6.19     5.36

  75       8.19     7.92     7.21     6.27     5.39
  76       8.55     8.23     7.39     6.36     5.42
  77       8.93     8.56     7.58     6.43     5.44
  78       9.35     8.90     7.77     6.50     5.45
  79       9.80     9.26     7.95     6.56     5.47

  80      10.29     9.63     8.12     6.61     5.48
  81      10.81    10.02     8.29     6.66     5.49
  82      11.37    10.42     8.45     6.70     5.49
  83      11.98    10.83     8.60     6.74     5.50
  84      12.62    11.25     8.74     6.76     5.50

  85      13.31    11.67     8.86     6.79     5.51
----------------------------------------------------


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
----------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                Annual         Monthly
----------------------------------------------------
          5                    211.99         17.91
          6                    179.22         15.14
          7                    155.83         13.16
          8                    138.31         11.68
          9                    124.69         10.53
         10                    113.82          9.61
         11                    104.93          8.86
         12                     97.54          8.24
         13                     91.29          7.71
         14                     85.95          7.26
         15                     81.33          6.87
         16                     77.29          6.53
         17                     73.74          6.23
         18                     70.59          5.96
         19                     67.78          5.73
         20                     65.26          5.51
         25                     55.76          4.71
         30                     49.53          4.18
----------------------------------------------------

                                                                        (Page 4)

            NURSING CARE WAIVER OF SURRENDER/WITHDRAWAL CHARGES RIDER

This rider is made part of the contract to which it is attached. It remains in effect until the date the Original Owner is no longer the Owner of the contract (see "Termination" provision).

BENEFIT. The provision of the contract pertaining to Penalty-Free Partial Surrenders/Withdrawals is hereby amended to provide for the following additional benefit:

Subsequent to the first Contract Anniversary and prior to the Annuity Date, the Original Owner may, upon request in writing, surrender/withdraw up to 75% of the Annuity Account Value at the time of request without the imposition of any surrender/withdrawal charges provided the Original Owner at the time of the request is confined in a Hospital or Licensed Nursing Facility, as set forth below. However, any surrenders/ withdrawals will be subject to a Market Value Adjustment.

This benefit may be taken annually provided the following conditions are met.

CONDITIONS AND LIMITATIONS. The payment of the benefit under this rider is subject to the following conditions and limitations:

1. The Company must be furnished with evidence, satisfactory to the Company, that the Original Owner is confined in a Hospital or Licensed Nursing Facility and has been so confined continuously for all of the 180 days immediately preceding the request. Proof of confinement may be a Licensed Physician's statement, hospital statement or nursing home statement.

2. The 180-day confinement period in a Hospital or Licensed Nursing Facility must have commenced after the first Contract Anniversary and be for a minimum of 180 consecutive days.

3. The Original Owner must not be confined in a Hospital or Licensed Nursing Facility on the Date of Issue of the contract.

4. Payment(s) made under this rider are payable to the Original Owner and may either be taken as a lump sum or, upon consent of the Company, spread throughout a Contract Year.

5. The Company places no restriction on the use of the benefit payment(s) payable under this rider.

6. The Company makes no statement or representation concerning the tax treatment of any payments made under this rider.

7. The request for surrender/withdrawal must be made within 91 days of the last day of confinement.

DEFINITIONS. The "Definitions" section of the contract is hereby amended to include the following:

     CUSTODIAL CARE. Custodial Care is daily care that is required to assist a person with living requirements of eating, bathing and dressing. The person(s) providing the care need not have medical training, but must be under the supervision of registered nurse (R.N.) or licensed practical nurse (L.P.N.).

     HOSPITAL.  A Hospital means an institution which:

     a. is operated pursuant to the law of the jurisdiction in which it is located;

     b. operates primarily for the care and treatment of sick and injured persons on an inpatient basis;

     c. provides 24-hour a day nursing service by or under the supervision of registered graduate professional nurses;

     d.   is supervised by a staff of one or more Licensed Physicians; and

     e. has medical, surgical and diagnostic facilities or access to such facilities.

     INTERMEDIATE NURSING CARE. Intermediate Nursing Care is nursing care prescribed by a physician and supervised by a registered graduate nurse. Such care includes nursing and rehabilitation services available 24-hours a day.

     LICENSED NURSING FACILITY. A Licensed Nursing Facility means a facility which:

     a.   is licensed by the jurisdiction in which it is located;

     b. provides Skilled Nursing Care, Intermediate Nursing Care or Custodial Care;

     c. primarily provides nursing care under the direction of a Licensed Physician, registered graduate professional nurse or licensed practical nurse except when receiving custodial nursing care; and

     d. is not other than incidently a hospital, a home for the aged, a retirement home, a rest home, or a community living center.

     LICENSED PHYSICIAN. A person who is state licensed to give medical care or treatment and is acting within the scope of that license.

     ORIGINAL OWNER.  The Owner on the Date of Issue of the contract.

     SKILLED NURSING CARE. Skilled Nursing Care is nursing care prescribed by a Licensed Physician and performed by a registered graduate nurse. Such care includes nursing and rehabilitation services available 24-hours a day.

TERMINATION. This rider terminates as of the date the Original Owner exercises a change in ownership of the contract. On such date the rider terminates irrespective of whether or not the Original Owner once again becomes the Owner of the contract.

CONTRACT PROVISIONS. Except as provided above, this rider is subject to all the terms of the contract.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Date of Issue of the contract unless a later date is shown here or in the Contract Specifications.


                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                               /s/ Thomas C. Jones

                                                     PRESIDENT

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                        HARTFORD, CONNECTICUT

CONTRACT AMENDMENT

The definition of "Annuitant" in the contract is hereby amended as follows:

     ANNUITANT(S). The person or persons on whose life the first Income Payment is to be made. The Annuitant(s) on the Date of Issue is/are the person or persons designated in the Contract Specifications and will remain the Annuitant(s) under the contract unless the Owner exercises the right to change the Annuitant(s) as set forth in the "Rights of Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Owner, the Owner will then become the Annuitant until such time as the Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Owner" provision. (If joint Annuitants are named and, if one of the Annuitants predeceases the Owner prior to the Annuity Date, the contract will thereupon become an annuity contract on the surviving Annuitant until such time that the Owner exercises the right to designate another joint Annuitant as set forth in the "Rights of Owner" provision.) A request for change of Annuitant(s) must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address and will not take effect until recorded by the Company.

The "Owner" provision of the contract is hereby amended as follows:

     OWNER. The Owner on the Date of Issue will be the person designated in the Contract Specifications. If no Owner is designated, the Annuitant(s) will be the Owner.

The first paragraph of the "Rights of Owner" provision of the contract is hereby amended as follows:

     RIGHTS OF OWNER. The Owner may exercise all rights and privileges under the contract including the right to: (a) agree with the Company to any change in or amendment to the contract, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant(s) any time prior to the Annuity Date or name a new Annuitant if the Annuitant, or one of the Annuitants named under a joint life annuity, predeceases the Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the contract.

The "Additional Fixed and Variable Options" provision of the Optional Methods of Settlement Rider attached to the contract is hereby amended as follows:

     Any proceeds payable under the contract may also be settled under any other method of settlement (including joint and survivor settlement options under joint life annuities) offered by the Company at the time of the request.

This rider is to be attached to and forms a part of the contract as of its date of issue and is to take effect on such date. Except as specifically altered by this rider, all of the provisions and conditions of the contract remain in full force and effect.


                                                  /s/ Thomas C. Jones

                                                        PRESIDENT